                                                                    EXHIBIT 10.2


                    DATED           30 MARCH             1998
                    -----------------------------------------



                       BRITISH LINEN SHIPPING LIMITED       (1)

                                       AND

                         HORIZON EXPLORATION LIMITED        (2)

                                       AND

                       EAGLE GEOPHYSICAL OFFSHORE INC.      (3)




                         ------------------------------

                             HIRE PURCHASE AGREEMENT
                      IN RESPECT OF M.V. "LABRADOR HORIZON"

                         ------------------------------

                                   NORTON ROSE
                                     London

                                    CONTENTS

CLAUSE                                          HEADING                                             PAGE

1        Purpose and Definitions.......................................................................1

2        The Acquisition, Upgrade Works and Supply Contracts..........................................10

3        Hirer's Representations and Warranties.......................................................12

4        Term of Agreement............................................................................17

5        Conditions...................................................................................17

6        Delivery and Acceptance......................................................................18

7        Extent of Owner's Liability; Third Party Warranties..........................................18

8        Hire Payments................................................................................19

9        Payments, Interest and Calculations..........................................................20

10       Costs and Indemnities........................................................................21

11       Surety.......................................................................................24

12       Taxation.....................................................................................25

13       General Undertakings.........................................................................28

14       Sub Chartering...............................................................................33

15       Use and Trade of the Ship....................................................................34

16       Title, Registration, Name and House Flag.....................................................36

17       Maintenance and Operation....................................................................36

18       Insurance Undertakings; Wreck Removal........................................................41

19       Powers of Owner to Remedy Defaults...........................................................46


20       Consumable Stores............................................................................47

21       Use of Equipment and Replacement.............................................................47

22       Mortgages....................................................................................48

23       Loss and Damage..............................................................................48

24       Salvage......................................................................................51

25       Requisition for Hire.........................................................................52

26       Termination Events...........................................................................53

27       Owner's Rights Following a Termination Event.................................................55

28       Notices......................................................................................56

29       Liens and Indemnities........................................................................57

30       Assignment and Sale of Ship..................................................................59

31       Transfer of Ownership........................................................................59

32       Increased Costs, Funding Problems and Illegality.............................................61

33       Miscellaneous................................................................................62

34       Law and Jurisdiction.........................................................................64

SCHEDULE

1        List of Documents and Evidence...............................................................65

2        Forms of Loss Payable Clauses................................................................68

3        Form of Hirer's Assignment...................................................................69

4        Form of Corporate Guarantee..................................................................70

5        Form of Notice of Assignment.................................................................71





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
6        Equipment....................................................................................73

7        Form of Account Assignment...................................................................74

8        Excluded Equipment...........................................................................75

9        Capital Schedule.............................................................................76

THIS HIRE PURCHASE AGREEMENT dated 30 March, 1998 and made
BETWEEN:

(1) BRITISH LINEN SHIPPING LIMITED a company incorporated in Scotland whose registered office is situate at 4 Melville Street, Edinburgh EH3 7NS with Value Added Tax Registration Number 345166163 (the "OWNER");

(2) HORIZON EXPLORATION LIMITED a company incorporated in England whose registered office is situate at Horizon House, 1 Suffolk Way, Sevenoaks, Kent, TN13 1YL (the "HIRER"); and

(3) EAGLE GEOPHYSICAL OFFSHORE INC. a company incorporated in the state of Delaware, United States of America whose principal place of business is situate at 50 Briar Hollow West, 6th Floor, Houston, Texas 77027 (the "SURETY").

WHEREAS

(A) the Owner has agreed to purchase the Vessel in terms of the Sale and Purchase Agreement;

(B) the Vessel is undergoing upgrade work at Cammell Laird Shipyard in Birkenhead under the terms of the Upgrade Contract;

(C) the Equipment has been commissioned and is being installed on the Vessel by suppliers in terms of the Supply Contracts;

(D) the Owner wishes to let to the Hirer and the Hirer wishes to hire the Ship subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows :

1        PURPOSE AND DEFINITIONS

1.1      Purpose

         This Agreement sets out the terms and conditions upon and subject to which the Owner agrees to let and to sell to the Hirer, and the Hirer agrees to hire and to purchase from the Owner, the Ship and the terms upon which the Surety guarantees the obligations of the Hirer under this Agreement.

1.2      Definitions

         In this Agreement, unless the context otherwise requires:

         "ACCOUNT ASSIGNMENT" means the assignment to be executed by the Hirer in respect of the Cash Collateral Account in the form set out in schedule 7;

         "AGREEMENT" means this Agreement as the same may from time to time be supplemented and amended;

         "APPROVED BROKERS" means such firm of insurance brokers, appointed by the Hirer, as may from time to time be approved in writing by the Owner for the purposes of this Agreement;

         "AUDITORS" means the auditors of the Owner;

         "BANK ONE ASSIGNMENT" means the assignment by the Hirer in favour of Bank One, Texas N.A. dated 21 October 1997 of all the Hirer's rights, title and interest in and to the Hirer's book and other debts and all other moneys of whatever nature due, owing of payable to the Hirer (and including, without limitation, the benefit of all rights, securities and guarantees enjoyed or held by it in relation to any of the above) and including in each case (without limitation) all claims, and all moneys which may at any time be or become paid or payable to the Hirer, under or in respect of any of the above (including proceeds of any claims, awards or judgment and any returns of premium) and all the Hirer's right, title and interest in and to the Security Account (as defined in the said assignment) all monies now or in the future standing to the credit of the Security Account (as defined in the said assignment) and the Hirer's right to the repayment of the balances and interest in the Security Account (as defined in the said assignment), as security for a Revolving Credit Facility provided by that bank to the Hirer;

         "BORROWED MONEY" means Indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities,
         (iv) deferred payments for assets or services acquired, (v) rental payments under and any amounts payable on termination of leases (whether in respect of ships, land machinery equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (i) to (vi) above;

         "BUSINESS DAY" means a day on which banks are open for the transaction of business of the nature concerned in London and New York and (if the context so requires) in any place in which payment is to be made hereunder or in such other place or places from time to time herein specified;

         "CAPITAL OUTSTANDING" means the capital amounts outstanding under this Agreement from time to time and set out in the Capital Schedule;

         "CAPITAL SCHEDULE" means schedule 9;

         "CASH COLLATERAL" means the amount from time to time standing to the credit of the Cash Collateral Account excluding interest accrued thereon or credited thereto;

         "CASH COLLATERAL ACCOUNT" means an interest bearing Dollar account of the Hirer to be opened by the Hirer with British Linen Bank Limited designated "Horizon Exploration Limited " and with account number 33433/031;

         "CASUALTY AMOUNT" means Three hundred and seventy five thousand Dollars ($375,000) (or the equivalent in any other currency);

         "CLASSIFICATION" means the classification "DNV + A1(MV), EO, SF, Supply Vessel, Helideck" with the Classification Society or such other classification as the Owner shall, at the request of the Hirer, have agreed in writing shall be treated as the Classification for the purposes of this Agreement;

         "CLASSIFICATION SOCIETY" means Det Norske Veritas or such other classification society which the Owner shall, at the request of the Hirer, have agreed in writing shall be treated as the Classification Society for the purposes of this Agreement;

         "COMPULSORY ACQUISITION" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

         "CORPORATE GUARANTEE" means the guarantee issued or (as the context may require) to be issued by the Corporate Guarantors on a joint and several basis in favour of the Owner in the form set out in schedule 5;

         "CORPORATE GUARANTORS" means (a) Energy Research International of PO Box 265 George Town, Grand Cayman, Cayman Islands and (b) Eagle Geophysical Inc. of 50 Briar Hollow West, 6th Floor, Houston, Texas 77027 and includes their respective successors and permitted assignees;

         "DELIVERY" means the time when the Owner shall deliver the Ship to the Hirer pursuant to clause 6.1;

         "DELIVERY DATE" means the date on which Delivery shall occur;

         "DOLLARS" and "$" means the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars, means funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. Dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

         "DOWNPAYMENT" means (i) the amount of US$8,200,000 paid to the Owner by the Hirer as a downpayment in accordance with clause 8.1 and (ii) the amount of any deduction or withholding required in respect of any payments made by the Owner under the Sale and Purchase Agreement;

         "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention or other encumbrance securing, or any right conferring a priority of payment in respect of, any obligation of any person;

         "EQUIPMENT" means the seismic and other equipment installed or to be installed as the case may be on the Vessel, as listed in schedule 6 attached hereto;

         "EQUIPMENT SALE AGREEMENT" means the agreement of even date herewith between the Hirer and the Owner in terms whereof the Hirer sells to the Owner and the Owner purchases from the Hirer the Equipment;

         "EXCLUDED EQUIPMENT" means the items of equipment other than the Equipment on the Vessel owned by the Hirer or a third party and listed in Schedule 8 attached hereto and other equipment on the Vessel but not fixed to and not forming part of the Vessel and owned by the Hirer or a third party,

         "GROUP COMPANY" means any company in the Eagle Geophysical Inc group of companies;

         "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

         "HIRE PERIOD" means the period of the Hire Term during which the Hirer shall be entitled to the possession and use of the Ship in accordance with this Agreement;

         "HIRE TERM" means the period commencing on the Delivery Date and ending on 31 March 2003;

         "HIRER'S ASSIGNMENT" means the assignment of the Hirer's interests in the Insurances and any Requisition Compensation in favour of the Owner in the form set out in schedule 3;

         "HIRER'S DOCUMENTS" means this Agreement, the Hirer's Assignment, the Account Assignment, the Sale and Purchase Agreement, the Equipment Sale Agreement, the Sub-Charter, and all notices, consents, certificates and other documents and agreements to which the Hirer is party issued or, as the case may be, to be issued pursuant to any of the foregoing;

         "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

         "INSURANCES" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Hire Period in place or taken out or entered into by the Hirer pursuant to clause 18 for the benefit of the Hirer and the Owner in respect of the Ship and her Sub-Earnings or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

         "LIBOR" means the rate at which the Reference Bank was able to acquire deposits in the relevant currency in the London Interbank Market for such period (not exceeding one month) as the Owner may determine in amounts comparable with the relevant sum in respect of which the rate of interest falls to be determined or, where by reason of circumstances affecting the London Interbank Market generally deposits in the relevant currency are not in the ordinary course of business, the rate determined by the Owner as being available at any relevant time in the London Interbank Market;

         "LOSS PAYABLE CLAUSES" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the forms set out in schedule 2, or in such other forms as may from time to time be agreed in writing by the Owner;

         "MANAGER" means Ervik Marine Services A/S of Brunhelmgt 2, N 6004, Aalesund, Norway or any other person appointed by the Hirer, with the prior written consent of the Owner, as the manager of the Ship and includes its successors and assignees;

         "MANAGEMENT AGREEMENT" means the agreement dated 19 December 1990 (as amended) between Simon-Horizon Limited and the Manager (assigned by Simon-Horizon Limited to the Hirer on 15 July 1994) or any other agreement previously approved in writing by the Owner between the Hirer and the Manager providing (inter alia) for the Manager to manage the Ship;

         "MANUALS AND TECHNICAL RECORDS" means all such books, records, logs, manuals, handbooks, technical data, drawings and other materials and documents (whether or not kept or required to be kept in compliance with any applicable laws or the requirements of the Classification Society) relating to the Ship and the Equipment;

         "MONTH" means a calendar month;

         "NET INITIAL INVESTMENT" means an amount of US$31,300,000 being the amount of the Total Expenditure Amount less the amount of the Downpayment;

         "NET SALE PROCEEDS" means, in relation to a sale of the Ship, the amount actually received by the Owner from a purchaser of the Ship after deducting the Owner's expenses in connection with such sale including without limitation (where applicable) broker's commissions, Owner's marketing expenses, legal costs, agency fees and port charges, insurance premiums, stamp duties, registration fees and any expenses relating to the repair of the Ship (including putting the Ship in class) intended to restore the Ship to the condition required by this Agreement or pursuant to the provisions of any sale and purchase agreement in respect of the sale of the Ship and which are payable and/or are paid by the Owner;

         "NOTICE OF ASSIGNMENT" means a notice by the Hirer of the assignment pursuant to the Hirer's Assignment such notice to be in the form set out in Schedule 5 or in such other form consistent with the terms of this Agreement as the Owner may approve or require in writing;

         "PERMITTED ENCUMBRANCE" means:

         (a) any Encumbrance arising from the Owner's own acts or defaults or claims against the Owner personally for which the Owner would not be entitled to indemnification under this Agreement;

         (b) any Encumbrance for Taxes either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Encumbrance do not involve any likelihood of the sale, forfeiture or loss of, or of any interest in, the Ship;

         (c) liens arising in the ordinary course of business by statute or by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or covered by adequate insurance) so long as any such proceedings or the continued existence of such lien do not involve any likelihood (prior to the outcome of any relevant proceedings) of the sale, forfeiture or loss of, or of any interest in, the Ship;

         (d) Encumbrances arising out of claims, judgements or awards against the Hirer which are being contested in good faith or which are subject to a pending appeal and for which there shall have been granted a stay of execution pending such appeal and for the payment of which adequate reserves have been provided or covered by adequate insurance to the satisfaction of the Owner; and

         (e)   Permitted Liens;

         (f) the Bank One Assignment for as long as the Hirer remains indebted to Bank One, Texas N.A. under the facility secured by such assignment.

         "PERMITTED LIENS" means any lien for general average or for Master's officer's or crew's wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer's or outfitter's possessory lien for a sum not exceeding the Casualty Amount;

         "PURCHASE PRICE" means US$31,300 payable by the Hirer to the Owner as consideration for the purchase of the Ship under this Agreement;

         "RECOVERABLE VAT" means Value Added Tax in respect of which a person is entitled to claim a credit or repayment pursuant to sections 24, 25 and 26 of the Value Added Tax Act 1994;

         "REFERENCE BANK" means The Governor and Company of the Bank of
         Scotland;

         "RELEVANT DOCUMENTS" means the Hirer's Documents, the Corporate Guarantee and any other document or instrument from time to time executed by the Hirer, and/or the Corporate Guarantor as a guarantee and/or security for the obligations of the Hirer and/or any sums of money from time to time owing, whether actually or contingently, under or pursuant to this Agreement or any of the other Hirer's Documents and all notices, consents, certificates and other documents and agreements to which any of the Hirer and the Corporate Guarantor is a party issued or, as the case may be, to be issued pursuant to any of the foregoing;

         "RELEVANT EVENT" means any Termination Event or any event which after the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute a Termination Event;

         "RELEVANT PARTY" means any or all of the Hirer, the Surety and the Corporate Guarantors or any other party (other than the Owner) to any of the Relevant Documents;

         "RELEVANT RATE OF INTEREST" means the rate of interest determined by the Owner to be three per cent. (3%) per annum above LIBOR;

         "RENTAL AMOUNT" means an amount of US$21.11 per US$1000 of the Net Initial Investment adjusted at a rate of US$0.52 per US$1000 of Net Initial Investment per 100 basis points variance from 6% p.a. at which the Owner fixes its funding of the Net Initial Investment, adjusted pro rata where the variance is other than a round 100 basis points;

         "RENTAL PAYMENT DATE" means 30th June 1998 and each of the dates falling at monthly intervals thereafter;

         "REQUISITION COMPENSATION" means all sums of money or other compensation from time to time payable in respect of the Compulsory Acquisition of the Ship;

         "SALE AND PURCHASE AGREEMENT" means the Agreement for the purchase of the Vessel by the Owner concluded simultaneously herewith between the Owner and Royal Bank of Scotland (Industrial Leasing) Limited and the Hirer;

         "SHIP" means the Vessel and the Equipment;

         "SUB-CHARTER" means any time charter to be entered into in respect of the Ship between the Hirer and a Sub-Charterer and includes any future time charter in respect of the Ship entered into by the Hirer with the prior consent of the Owner;

         "SUB-CHARTERER" means the Surety or any other Group Company;

         "SUB-EARNINGS" means all moneys whatsoever from time to time due or payable to the Hirer during the Hire Period arising out of the use or operation of the Ship including (but without limiting the generality of the foregoing) all freight, charterhire and passage moneys, income arising under pooling arrangements, compensation payable to the Hirer in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship from time to time entered into by the Hirer;

         "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person for which purpose "control" means either ownership of more than 50 per cent of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise;

         "SUPPLY CONTRACTS" means the contracts referred to in clause 2, concluded by the Hirer or (as the case may be) to be concluded by the Hirer for the supply and installation of the Equipment;

         "SUSPENSE ACCOUNT" means an interest bearing Dollar account opened by the Owner with British Linen Bank Limited designated "British Linen Shipping Limited - O/A Horizon Exploration Limited" and with account number 22322/031;

         "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature including, without limitation, corporation, capital gains, income, gross receipts, franchise, transfer, sales, use, business, occupation, transaction, purchase, value added, excise, personal property, real property, stamp, documentary, national insurance or other taxes at the rate applicable for the time being imposed by any national or local taxing or fiscal authority or any other agency or government, together with interest thereon, penalties in respect thereof and "Taxation" shall be construed accordingly;

         "TERMINATION EVENT" means any of the events or circumstances described in clause 26.1 or clause 26.2;

         "TERMINATION SUM" means (i) during the period until (and including) the third anniversary of the Delivery Date an amount equalling one hundred and one per cent (101%) of the Capital Outstanding as at the date of termination of this Agreement and (ii) thereafter an amount equalling one hundred point two five per cent (100.25%) of the Capital Outstanding as at the date of termination of this Agreement;

         "TOTAL EXPENDITURE AMOUNT" means an aggregate amount not exceeding US$36,000,000 expended by the Owner for the acquisition of the Vessel under the Sale and Purchase Agreement and for the acquisition of the Equipment under the Equipment Sale Agreement and, in addition, Value Added Tax of US$3,500,000 on the purchase of the Equipment;

         "TOTAL LOSS" means:

         (a) actual or constructive or compromised or arranged total loss of the Ship; or

         (b)   the Compulsory Acquisition of the Ship; or

         (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to Compulsory Acquisition of the Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, which deprives the Hirer of the use of the Ship unless the Ship be released and restored to the Hirer from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within one hundred and eighty (180) days after the occurrence thereof;

         "UNITED KINGDOM" means Great Britain and Northern Ireland;

         "UPGRADE CONTRACT" means agreement no 048PP016 concluded between the Hirer and Cammell Laird Group plc and dated 2 October 1997;

         "UPGRADE WORKS" means the refurbishment and upgrading works conducted in respect of the Vessel by Cammell Laird Group plc;

         "VALUE ADDED TAX" or "VAT" means value added tax as provided for in the Value Added Tax Act 1983 or any similar tax replacing or introduced in addition to the same;

         "VESSEL" means m.v. "LABRADOR HORIZON" presently registered under Bahamian flag with Official Number 715224 and includes any share or interest therein her engines, machinery, boats, tackle, outfit, equipment, spare gear, fuel, consumable, or other stores, belongings and appurtenances whether on board or ashore together with any and all substitutions therefor and replacements and renewals thereof from time to time made in or to her in accordance with the provisions of this Agreement and, where the context permits, "Vessel" shall include the Manuals and Technical Records.

1.3      Insurance Definitions

         In clause 16:

         (a) "EXCESS RISKS" means the proportion (if any) of claims for general average salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

         (b) "PROTECTION AND INDEMNITY RISKS" means the usual risks covered by an English protection and indemnity association including the proportion (if any) not recoverable in case of collision under the ordinary collision clause; and

         (c) "WAR RISKS" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.4      Headings

         Clause headings and the index are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5      References

         In this Agreement, unless the context otherwise requires:

         (a) references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

         (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Owner;

         (c) words importing the plural shall include the singular and vice versa;

         (d) references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity; and

         (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

1.6      Value Added Tax

         Any Value Added Tax or any similar tax properly chargeable in respect of supplies of goods or services (including charterhire) under the terms of this Agreement shall be payable in addition to the amounts otherwise payable hereunder, which amounts are determined exclusive of Value Added Tax or any similar tax.

2        THE ACQUISITION, UPGRADE WORKS AND SUPPLY CONTRACTS

2.1 The Owner has agreed to purchase the Vessel, under the terms of the Sale and Purchase Agreement and the Owner has agreed to purchase the Equipment under the Equipment Sale Agreement for the purpose of letting the Ship to the Hirer under this Agreement. The Owner's obligations to purchase the Vessel and the Equipment are subject to the condition that the Owner shall have received the documents and evidence specified in paragraph 1 of schedule 1 in form and substance satisfactory to the Owner and are further subject to the Owner being obliged to let the Ship to the Hirer pursuant to clause 5 of this Agreement.

2.2 At the date of purchase of the Ship by the Owner the Hirer is in possession of the Ship for the purposes of attending to the conclusion of the Upgrade Works in respect of the Vessel and the supply and installation of the Equipment under the Supply Contracts. The Upgrade Works and the supply and installation of the Equipment will be conducted by contractors approved by the Owner at the cost of the Hirer, which costs are to be reimbursed by the Owner to the Hirer. Nothing in this Agreement, the Sale and Purchase Agreement or the Equipment Sale Agreement shall oblige the Owner to expend after taking account of the Downpayment an amount in excess of the Net Initial Investment (other than by reason of interest accrued on the Suspense Account) on the purchase of the Vessel and, the purchase of the Equipment. The Hirer shall pay to the Owner on date of delivery of the Ship value added tax in an amount of three million five hundred thousand US Dollars (US$3,500,000) in respect of the Equipment, converted at a Pounds Sterling/US Dollars exchange rate of 1.684 (equalling (pound)2,078,384.80), such obligation being discharged upon payment or by set-off pursuant to clause 8.1 of the Downpayment.

2.3 Subject to the penultimate sentence of clause 2.2 and to the condition that the Owner shall have received the documents and evidence specified in paragraph 2 of schedule 1 in form and substance satisfactory to the Owner, the Owner will on the Delivery Date reimburse the Hirer from the Net Initial Investment, costs incurred by the Hirer under the Supply Contracts and the Upgrade Contract up to the Delivery Date. The balance of the Net Initial Investment not paid by way of reimbursement to the Hirer nor paid to Royal Bank of Scotland (Industrial Leasing) Limited pursuant to the Sale and Purchase Agreement, on the Delivery Date, will, on the Delivery Date be paid by the Owner into the Suspense Account and all and any interest (at a market related monthly rate determined by the Owner) accrued on the amount standing to the credit of the Suspense Account from time to time shall be paid to the Hirer on the last day of each calendar month or at such other intervals as may be agreed between the Owner and the Hirer from time to time. Any unused balance on the Suspense Account after payment of all suppliers under the Supply Contracts or after expiry of the final drawdown date referred to in clause 2.4 shall be applied towards the amount standing to the credit of the Cash Collateral Account.

2.4 Subject to the penultimate sentence of clause 2.2 and to the condition that the Owner shall have received the documents and evidence specified in paragraph 3 of schedule 1 in form and substance satisfactory to the Owner not less than five (5) Business Days prior to the date of reimbursement or payment as set out below and subject to the further condition that the conditions in clause 5.2 are fulfilled (on the basis that references in clause 5.2 to "DELIVERY" are read and construed as references to the date of reimbursement and payment as set out below) the Owner will on each written request of the Hirer on the last day of each calendar month after the Delivery Date (the "PAYMENT RELEASE DATES") release any or all of the funds standing to the credit of the Suspense Account in reimbursement to the Hirer for costs incurred and paid by the Hirer under the Supply Contracts and under the Upgrade Contract provided that the final drawdown date for the Hirer in respect of any costs so incurred shall be 30 June 1998, after which date the Owner shall not be obliged to release any funds to the Hirer from the Suspense Account pursuant to this clause 2.4.

2.5 Upon the Owner's request, the Hirer will effect an assignment in favour of the Owner of the benefit of any warranties and indemnities obtained by the Hirer from suppliers under the Supply Contracts or from Cammell Laird Group plc in respect of the Upgrade Works or the Hirer will otherwise procure to the satisfaction of the Owner, the extension of the benefit of such warranties and indemnities to the Owner.

3        HIRER'S REPRESENTATIONS AND WARRANTIES

3.1      Continuing Representations and Warranties

         (a)   The Hirer represents and warrants to the Owner that:

               (i) the Hirer is duly incorporated and validly existing in good standing under the laws of England as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

               (ii) the Hirer has power to execute, deliver and perform its obligations under the Hirer's Documents and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

               (iii) the Hirer's Documents constitute, or will upon execution thereof constitute, valid, legally binding and enforceable obligations of the Hirer;

               (iv) the execution and delivery of, the performance of its obligations under, and compliance by the Hirer with the provisions of, the Hirer's Documents will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Hirer is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Hirer is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of the Hirer's Memorandum and Articles of Association or (iv) result in the creation or imposition of or oblige the Hirer to create any Encumbrance (other than a Permitted Encumbrance) on the Hirer's undertaking, assets, rights or revenues;

               (v) the certified consolidated financial statements schedule in a form approved in advance by the Owner, and denominated in US Dollars for the period from 1 January 1997 up to 31st December 1997 as delivered to the Owner has been prepared in accordance with generally accepted accounting principles and practices in the United States of America which have been consistently applied and present fairly and accurately the financial position of the Hirer as at such date and the results of the operations of the Hirer for the period ended on such date, and, as at such date, the Hirer did not have any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such schedule and the Hirer did not have any unrealised or anticipated losses which are not disclosed by, or reserved against in, such schedule;

               (vi) save for the registration of the Account Assignment and the Hirer's Assignment, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Hirer's Documents that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in England or that any stamp, registration or similar tax or charge be paid in England on or in relation to the Hirer's Documents and the Hirer's Documents are, or will, upon execution thereof by the Hirer, be in proper form for their enforcement in the courts of England;

               (vii) the choice by the Hirer of English law to govern this
                     Agreement, the Account Assignment and the Hirer's Assignment and the submission by the Hirer to the non-exclusive jurisdiction of the English courts are valid and binding;

               (viii)the Hirer is subject to civil and commercial law with respect to its obligations under the Hirer's Documents and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither the Hirer nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement); and

               (ix) the Hirer is an indirect wholly owned Subsidiary of Eagle Geophysical Inc.

         (b)   The Surety represents and warrants to the Owner that:

               (i) the Surety is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has power to carry on its business as it is now being conducted and to own its property and other assets;

               (ii) the Surety has power to execute, deliver and perform its obligations under each of the Hirer's Documents to which the Surety is a party and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

               (iii) the Hirer's Documents to which the Surety is a party constitute, or will upon execution thereof constitute, valid, legally binding and enforceable obligations of the Surety;

               (iv) the execution and delivery of, the performance of its obligations under, and compliance by the Surety with the provisions of each of the Hirer's Documents to which the Surety is a party will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Surety is subject,
                     (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Surety is a party or is subject or by which it or any of its property is bound, or
                     (iii) contravene or conflict with any provision of the Surety's Articles of Incorporation or Bylaws (iv) result in the creation or imposition of or oblige the Surety to create any Encumbrance (other than a Permitted Encumbrance) on the Surety's undertaking, assets, rights or revenues;

               (v) the Surety is subject to civil and commercial law with respect to its obligations under the Hirer's Documents and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither the Surety nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

               (vi) it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Hirer's Documents to which the Surety is a party that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in England or that any stamp, registration or similar tax or charge be paid in England on or in relation to the Hirer's Documents and the Hirer's Documents are, or will, upon execution thereof by the Surety, be in proper form for their enforcement in the courts of England;

               (vii) the choice by the Surety of English law to govern this
                     Agreement, and the submission by the Surety to the non-exclusive jurisdiction of the English courts are valid and binding; and

               (viii)the Surety is a wholly owned Subsidiary of Eagle
                     Geophysical Inc.,

3.2      Initial Representations and Warranties

         The Hirer and Surety further represent and warrant to the Owner that:

         (a) there has been no material adverse change in the financial position of the Hirer from that set forth in the financial statements referred to in clause 3.1 (a) (v);

         (b) every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Hirer or the Surety to authorise, or required by the Hirer or the Surety in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Hirer's Documents or the performance by the Hirer or the Surety of its obligations under the Hirer's Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions imposed in, or in connection with, any of the same;

         (c) the obligations of the Hirer or the Surety under the Hirer's Documents are direct, general and unconditional obligations of the Hirer or the Surety and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Hirer or the Surety;

         (d) neither the Hirer nor the Surety is (nor would be with the giving of notice or lapse of time) in breach of or in default under any agreement relating to Borrowed Money to which it is a party or by which it may be bound;

         (e) the information, exhibits and reports furnished by the Hirer or the Surety to the Owner in connection with the matters contemplated by the Hirer's Documents or in connection with the negotiation and preparation of the Hirer's Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

         (f) no Taxes are imposed by withholding or otherwise on any payment to be made by the Hirer or the Surety under the Hirer's Documents or are imposed on or by virtue of the execution or delivery by the Hirer or the Surety of the Hirer's Documents or any other document or instrument to be executed or delivered under any of the Hirer's Documents;

         (g)   no Relevant Event has occurred and is continuing;

         (h) neither the Hirer's interest in the Sub-Earnings, the Insurances or any Requisition Compensation nor any part thereof is or will be on the Delivery Date, or the Payment Release Dates subject to any Encumbrances save for any Permitted Encumbrance; and

         (i) the copies of the Management Agreement delivered by the Hirer to the Owner are true and complete copies of such documents, and, to the best of the Hirer's and the Surety's knowledge and belief, each of such documents constitutes the valid, legally binding and enforceable obligations of the parties thereto and is in full force and effect and there have been no material amendments or variations thereof or defaults thereunder;

         (j) no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Hirer, threatened against the Hirer which in the opinion of the Owner could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Hirer;

3.3      Repetition of Representations and Warranties

         On and as of the Delivery Date and each of the Payment Release Dates and on each Rental Payment Date (a) the Hirer and the Surety shall be deemed to repeat the representations and warranties in clause 3.1 (so that the representations and warranties in clause 3.1(a) (v) in respect of the Hirer shall for this purpose refer to the then latest audited financial statements delivered to the Owner) as if made with reference to the facts and circumstances existing on such day and (b) the Hirer shall be deemed to further represent and warrant to the Owner that the then latest audited financial statements delivered to the Owner (if any) pursuant to clause 13.1(c) have been prepared in accordance with generally accepted accounting principles and practices in the United Kingdom which have been consistently applied and present fairly and accurately the financial position of the Hirer as at the end of the financial period to which the same relate and the results of the operations of the Hirer for the financial period to which the same relate and, as at the end of such financial period, the Hirer did not have any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements and the Hirer did not have any unrealised or anticipated losses which are not disclosed by, or reserved against in, such financial statements.

3.4      Not prejudiced by Owner's Investigation

         The rights and remedies of the Owner in relation to any misrepresentation or breach of warranty on the part of the Hirer or the Surety shall not be prejudiced by any investigation by or on behalf of the Owner into the affairs of any person (other than the Owner) being a party to any of the Relevant Documents, by the performance of any of the Relevant Documents, or by any other act or thing which may be done or omitted to be done by the Owner under any of the

         Relevant Documents which would or might, but for this clause 3.4, prejudice such rights and remedies.

4        TERM OF AGREEMENT

4.1      Hire Term

         Subject to the terms and conditions of this Agreement, upon completion of the Owner's purchase of the Vessel pursuant to the Sale and Purchase Agreement the Owner shall let and demise to the Hirer, and the Hirer shall hire, the Ship from the Delivery Date for the period of up to five (5) years from and including the Delivery Date but in any event for a period terminating on 31 March 2003.

4.2      Voluntary Termination

         The Hirer shall be entitled, on giving to the Owner not less than thirty (30) days notice (which notice, when given, shall be irrevocable), to terminate the Hire Period. Upon such termination of the Hire Period the Hirer shall pay to the Owner an amount equal to the aggregate of (a) the Termination Sum and (b) all amounts due to the Owner under clause 31.3 together with all other moneys then due and owing to the Owner under this Agreement and the other Hirer's Documents and thereupon the Hirer shall have the option to purchase the Ship on such date and the provisions of clause 31 shall apply mutatis mutandis to such sale and purchase.

5        CONDITIONS

5.1      Delivery Conditions

         The Owner shall have no obligation to deliver the Ship to the Hirer after 7 April 1998 or such later date agreed between the Owner and the Hirer and furthermore the obligation of the Owner to let the Ship to the Hirer under this Agreement is subject to the condition that on the Delivery Date, prior to Delivery, the Owner shall have received the documents and evidence specified in paragraph 1 of schedule 1 in form and substance satisfactory to the Owner.

5.2      Further Conditions

         The obligation of the Owner to let the Ship to the Hirer under this Agreement is subject to the further conditions that immediately prior to Delivery:

         (a) the representations and warranties set out in clauses 3.1(a) and 3.1(b) (and so that the representation and warranty in clause 3.1(a) (v) shall for this purpose refer to the then latest certified consolidated financial statements schedule delivered to the Owner under clause 13.1), the representations and warranties set out in clauses 4.1 and 4.2 of the Corporate Guarantee (and so that the representation and warranty in clause 4.1(f) of the Corporate Guarantee shall for this purpose refer to the then latest unaudited financial statements (in the form of a Form 10-Q filing) delivered to the Owner under clause 5.1 of the Corporate

               Guarantee) are true and correct as if each was made with respect to the facts and circumstances existing at such time; and

5.3 no Relevant Event shall have occurred and be continuing or would arise by reason of Delivery taking place.

5.4      Temporary Waivers

         The conditions specified in clauses 5.1 and 5.2 are inserted for the sole benefit of the Owner and may be waived in whole or in part and with or without conditions by the Owner provided always that if any of the said conditions are outstanding after Delivery has taken place (or, for the purpose of clause 2.4, after the relevant Payment Release Date) then, unless the Owner shall have given a specific written waiver or deferral in respect thereof, the Hirer shall ensure that each such outstanding condition is fulfilled within fifteen (15) Business Days of the Delivery Date (or the relevant Payment Release Date, as the case may be) and provided further that the Owner shall be entitled to treat the failure of the Hirer to perform such outstanding conditions within such period of fifteen (15) Business Days as a Termination Event and as a repudiatory breach of this Agreement by the Hirer.

5.5      Updating of Conditions

         Not later than five (5) Business Days prior to each Rental Payment Date, the Owner may request and the Hirer shall, not later than two (2) Business Days prior to such date, deliver to the Owner on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 2, 3, 5, 13 and 26 of this Agreement and clauses 4 and 5 of the Corporate Guarantee.

6        DELIVERY AND ACCEPTANCE

6.1      Commencement of Hire Term

         Delivery of the Ship by the Owner and acceptance thereof by the Hirer shall be evidenced by a protocol of delivery and acceptance signed on behalf of the Owner and the Hirer (which protocol shall state the date, time and place at which delivery is agreed to have taken place), whereupon the Ship shall become subject to and governed by this Agreement and the Hire Term shall commence.

7        EXTENT OF OWNER'S LIABILITY; THIRD PARTY WARRANTIES

7.1      Quiet Enjoyment

         The Owner warrants that, without prejudice to the representations and warranties on the part of the Hirer contained in the Sale and Purchase Agreement and the Equipment Sale Agreement, and subject to clause 19, clause 23.1 and clause 26 of this Agreement, the Owner shall not interfere during the Hire Period with the use, possession and quiet enjoyment of the Ship by the Hirer on the terms of this Agreement.

         Provided that the Owner shall not be liable to the Hirer for or in respect of any interruption to the Hirer's use, possession or quiet enjoyment of the Ship which results directly or indirectly, wholly or partly, from any act or omission of any person other than the Owner.

7.2      Limitation of Owner's Liability

         The Hirer expressly agrees and acknowledges that at the time of Delivery the Hirer will have been and will remain in possession of the Ship and that, save only as provided in clause 7.1, no condition, warranty or representation of any kind is or has been given by or on behalf of the Owner in respect of the Ship, and accordingly the Hirer confirms that it has not, in entering into this Agreement, relied on any condition, warranty or representation by the Owner or any person on the Owner's behalf (whether authorised or not), express or implied, whether arising by law or otherwise in relation to the Ship, including, without limitation, warranties or representations as to the description, seaworthiness, quality, merchantability, fitness for any purpose, value, condition, design or operation of any kind or nature of the Ship, and the benefit of any such condition, warranty or representation by the Owner is hereby irrevocably and unconditionally waived by the Hirer. To the extent permissible under applicable law, the Hirer also waives any rights which it may have in tort in respect of any of the matters referred to above and irrevocably agrees that the Owner shall have no greater liability in tort in respect of any such matter than it would have in contract after taking account of all the foregoing exclusions. No third party making any representation or warranty relating to the Ship or any part of the Ship is the agent of the Owner nor has any such third party authority to bind the Owner thereby.

7.3      Unfair Contract Terms Act 1977

         Notwithstanding the foregoing provisions of this clause 7, (but without prejudice to the indemnities contained in this Agreement and the other Hirer's Documents) nothing herein shall afford to the Owner any wider exclusion of any liability of the Owner for death or personal injury than the Owner may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.

8        HIRE PAYMENTS

8.1      Amounts

         The Hirer agrees to pay to the Owner on the Delivery Date an amount equal to the Downpayment. The Hirer and the Owner agree that Hirer's obligation to pay the Downpayment may be discharged by the Owner setting-off the amount of the Downpayment against the amount payable by the Owner to the Hirer under the Equipment Sale Agreement on the Delivery Date. The Hirer shall pay to the Owner, in respect of the hire of the Ship during the Hire Period an amount equal to the Rental Amount on each of 57 consecutive Rental Payment Dates during the Hire Period.

8.2      Unconditional Payment Obligations

         The Hirer's obligation to make the payments specified in clause 8.1 and all other payments in accordance with any of the Hirer's Documents shall, be absolute and unconditional irrespective of any contingency whatsoever including (but not limited to) (i) any right of set-off, counterclaim, recoupment, defence or other right which either party hereto may have against the other, (ii) any unavailability of the Ship for any reason, including, but not limited to, any lack or invalidity of title or any other defect in the title, seaworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Ship, or the ineligibility of the Ship for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or the Total Loss of, or any damage to, the Ship, (iii) any failure or delay on the part of either party hereto, whether with or without fault on its part, in performing or complying with any of the terms or conditions of this Agreement, (iv) any insolvency, bankruptcy, administration, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Owner or the Hirer, (v) any lack of due authorisation of, or other defect in, any of the Hirer's Documents.

8.3      Advance Payments

         No amounts paid in advance shall (except as expressly contemplated by the provisions of this Agreement) be repayable by or recoverable from the Owner.

9        PAYMENTS, INTEREST AND CALCULATIONS

9.1      Manner of Payment

         All payments to be made by the Hirer under any of the Hirer's Documents shall be made (unless specifically otherwise provided in this Agreement) without prior demand and in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 10.3, free and clear of any deductions or withholdings in Dollars (or, in the case of indemnity payments, in the currency in which the cost or expense which is the subject of the indemnity payment is incurred) for value on the day on which payment is due to the bank account of British Linen Bank Limited, at Chase Manhattan Bank, New York, Account Name: British Linen Bank Limited, Account No. 001 1 911831 or to such other bank account as the Owner may from time to time have notified to the Hirer in writing not less than five (5) Business Days prior to the due date for payment.

9.2      Payments on Business Days

         When any payment under any of the Hirer's Documents would otherwise be due on a day which is not a Business Day, the due date for payment shall be extended to the next following Business Day unless such Business Day falls in the next month in which case payment shall be made on the immediately preceding Business Day.

9.3      Interest on Delayed Payments

         If the Hirer fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 9.3) on its due date for payment under any of the Hirer's Documents, the Hirer shall pay to the Owner on demand interest on such sum from the due date up to the date of actual payment (after as well as before any relevant judgment) at the Relevant Rate of Interest.

9.4      Calculation of Interest

         All interest and other payments of an annual nature under any of the Hirer's Documents shall accrue from day to day and shall be calculated on the basis of the actual days elapsed and a 360 day year. Any amounts payable under any of the Hirer's Documents calculated by reference to a rate of interest shall be calculated as if such interest accrued from day to day and on the basis of actual days elapsed and 360 day year.

9.5      Certificates

         Any certificate or determination of the Owner as to any rate of interest or any other amount payable under any of the Hirer's Documents shall, in the absence of manifest error, be conclusive and binding on the Hirer.

9.6      Currency Indemnity

         If any sum due from the Hirer under any of the Hirer's Documents or under any order or judgment given or made in relation thereto has to be converted from the currency ("the first currency") in which the same is payable under any of the Hirer's Documents or under such order or judgment into another currency ("the second currency") for the purpose of (i) making or filing a claim or proof against the Hirer, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to such Hirer's Document, the Hirer shall indemnify and hold harmless the Owner from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
         (b) the rate or rates of exchange at which the Owner may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Hirer under this clause 9.6 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Hirer's Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

10       COSTS AND INDEMNITIES

10.1     Ship related Expenses

         The Hirer shall pay promptly all costs or expenses of, or arising from, the purchase, delivery, import, export, registration, classification, ownership, possession, control, use, management, manning, victualling, the provision of bunkers and lubricating oils, chartering, sub-chartering, insurance, maintenance, repair, dry-docking, survey, refurbishment, service, overhaul, modification, change, alteration, loss, damage, storage, laying-up, removal, redelivery, sale or disposal of, in or to the Ship, and all costs or expenses otherwise arising in connection with the Ship or the performance of the Hirer's obligations under this Agreement or any of the other Hirer's Documents including the Management Agreement.

10.2     Duties and Similar Taxes

         The Hirer shall pay all stamp, documentary, registration or other like duties or Taxes (including any such Taxes payable by the Owner) imposed on or in connection with any of the Relevant Documents and shall indemnify the Owner against any liability arising by reason of any delay or omission by the Hirer to pay such duties or Taxes.

10.3     Transaction related Expenses and Fee

         Whether or not the Ship is delivered to the Hirer pursuant to this Agreement, the Hirer shall pay to the Owner on demand:

         (a) all expenses (including legal, advisory, printing, and out-of-pocket expenses) incurred by the Owner in connection with the negotiation, preparation, and execution of the Relevant Documents, and of any amendment or extension of, or the granting of any waiver or consent under, any of the Relevant Documents; and

         (b) all expenses (including legal, survey and other costs) incurred by the Owner in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, the Relevant Documents, or otherwise in respect of moneys owing under the Relevant Documents, or in respect of breach of any representation, warranty, covenant, agreement, condition or stipulation therein contained, or in respect of the repossession of the Ship;

         and the Hirer shall furthermore pay to the Owner on Delivery of the Vessel an arrangement fee of US$156,500.

         All expenses payable pursuant to this clause 10.3 shall be paid together with any Value Added Tax or similar tax thereon, and in the currency in which the same are incurred by the Owner.

10.4     Indemnity for non-Payment by Hirer

         The Hirer shall indemnify and hold harmless the Owner, without prejudice to any of the Owner's other rights under any of the Relevant Documents, from and against (to the extent that the Owner has not already been compensated pursuant to the provisions of clause 10.3):

         (a) any costs or expenses which the Hirer has agreed to pay and which shall be claimed from or assessed against or paid by the Owner, and against any liability incurred by the Owner by reason of any delay or failure of the Hirer to pay any such costs or expenses; and

         (b) any Taxes which the Hirer has agreed to pay and which shall nevertheless be claimed from or assessed against or paid by the Owner, and against any liability incurred by the Owner by reason of any delay or failure of the Hirer to pay any such Taxes including, without limitation, any delay or failure of the Hirer to make any such deduction or withholding as is referred to in clause 12.3 or by reason of any increased payment as is referred to in clause 12.3 not being made on the due date for such payment.

10.5     Indemnities relating to the Ship

         Without prejudice to the Hirer's obligations under clauses 10.1 to 10.4 inclusive, the Hirer agrees at all times, whether before, during or after the Hire Period, to indemnify and hold harmless the Owner from and against all costs, expenses, payments (other than the expenditure of an amount up to the Total Expenditure Amount pursuant to the Sale and Purchase Agreement and the Equipment Sale Agreement and the payments made by the Owner under clauses 2.3 and 2.4 but including any payments, costs and expenses pursuant to the Upgrade Contract and the Supply Contracts, charges, losses, demands, liabilities, claims, actions, proceedings, (whether civil or criminal) penalties, fines, damages, judgments, orders or other sanctions, liens, salvage, general average (in this clause 10.5 together referred to as "Losses") which may be incurred by, or made or asserted against, the Owner at any time whether relating to the period before or after Delivery (other than losses resulting from a default of the Owner under the terms of this Agreement):

         (a) relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of, the design, nature, description, manufacture, construction, purchase, delivery, import, export, registration, flag, classification, certification, ownership, possession, control, use, management, operation, manning, crewing, navigation, victualling, supply or servicing (whether at sea or not), provision of bunkers and lubricating oils, chartering, sub-chartering, insurance, maintenance, repair, overhaul, dry-docking, surveys, refurbishment, upgrade, condition, service, overhaul, modification, change, alteration, loss, damage, storage, laying up, removal, re-delivery, sale or disposal of, in or to the Ship, or otherwise in connection with the Ship or which arise out of the use or operation of any other vessel owned by or chartered to the Hirer or other company associated with the Hirer or which arise out of any other claims of whatsoever nature made against the Hirer or other company associated with the Hirer, or relating to loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters;

         (b) which may at any time be made or brought on the ground that any design, article or material in the Ship or the operation or use thereof constitutes an infringement of patent, intellectual property right or any other right whatsoever;

         (c) in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Ship, or in securing the release of the Ship;

         (d) as a consequence of any default in payment by the Hirer of any sum under any of the Hirer's Documents when due or any other default by the Hirer in the due and punctual performance of its obligations under any of the Hirer's Documents (to the extent that the Owner has not already been compensated pursuant to the provisions of clause 9.6 or 10.4)

         Any amounts payable pursuant to this clause 10.5 shall be paid together with any Value Added Tax or similar tax thereon, and in the currency in which the same are incurred by the Owner.

10.6     Survival of Indemnities

         Notwithstanding anything to the contrary contained in this Agreement and without prejudice to any right to damages or other claim which the Hirer may have at any time against the Owner under this Agreement, the indemnities by the Hirer in favour of the Owner contained in this Agreement and the other Hirer's Documents shall continue in full force and effect notwithstanding any breach of the terms of this Agreement (including any fundamental or repudiatory breach) by the Owner or the Hirer or any of the other Hirer's Documents, the termination of the letting of the Ship to the Hirer under this Agreement, the repudiation by the Owner or the Hirer of this Agreement, or the expiration or termination of the Hire Period by effluxion of time or otherwise.

10.7     Interest on Indemnity Payments

         Moneys becoming due by the Hirer to the Owner under the indemnities contained in this clause 10 or elsewhere in this Agreement or any of the other Hirer's Documents shall be paid on demand made by the Owner and shall be paid together with interest thereon at the Relevant Rate of Interest from the date of demand by the Owner to the date of reimbursement by the Hirer to the Owner (after as well as before judgment).

11       SURETY

11.1 In consideration of the Owner letting and selling the Ship to the Hirer in terms of this Agreement, the Surety hereby irrevocably and unconditionally guarantees to pay to the Owner, on demand by the Owner all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by the Hirer to the Owner under or pursuant to this Agreement and the Hirer's Documents when the same become due for payment or discharge whether by acceleration or otherwise, and whether such moneys, obligations or liabilities are express or implied, present, future or contingent, joint or several, incurred as principal or surety originally owing to the Owner or otherwise acquired by it, denominated in Dollars or in any other currency or in any other manner whatsoever and undertakes that if for any reason the Hirer shall fail to pay any such sum on its due date, the Surety shall immediately on demand by the Owner unconditionally pay such sum to the Owner.

11.2 The Surety's liability under this Agreement shall not be discharged, reduced or otherwise affected in any way by reason of (i) the Owner giving the Hirer time or any other concession, (ii) any composition, discharge, release or other variation of liability entered into with, or granted to, the Hirer, (iii) the Owner taking, holding, varying, realising and not enforcing any other security for the liabilities of the Hirer under this Agreement or the Hirer's Documents, (iv) any amendment, variation or waiver (however fundamental) of any provision of this Agreement or the Hirer's Documents, (v) any legal limitation or incapacity relating to the Hirer, (vi) the invalidity or unenforceability of the obligations of the Hirer under this Agreement or the Hirer's Documents or (vii) any other act or omission of the Owner or any other circumstances which, but for this provision, might discharge the Surety.

11.3 The Surety agrees to pay interest on each amount demanded of it under this clause 11 from the date of demand until payment (as well after as before judgment) at the Relevant Rate of Interest calculated on day to day basis. Such interest shall be compounded monthly if not paid on demand but without prejudice to the Owner's right to require payment of such interest.

11.4 The obligations of the Surety under this clause 11 shall continue in effect until all sums whatsoever payable by the Hirer under this Agreement have been finally paid in full, notwithstanding any intermediate payment, partial settlement or other matter and will survive the termination of this Agreement.

11.5 The Surety shall make all payments hereunder to the Owner in full, without set-off or counterclaim and free and clear of any deductions or withholdings provided that if at any time the Surety is required by law to make any deduction or withholding in respect of any taxes, duties or other charges or withholdings from any payment due hereunder, the sum due from the Surety in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

12       TAXATION

12.1     General

         The Hirer shall pay promptly all Taxes levied or assessed on or in respect of the Ship, any payments made under this Agreement or any of the other Hirer's Documents or any of the transactions contemplated by any of the Hirer's Documents but, subject to the remaining provisions of this clause 12, excluding any Taxes assessed against the Owner by reference to its overall profits, or by reference to its gains, if any, realised in connection with the ultimate disposal of the Ship or arising out of a Total Loss.

12.1     Gross-up of Indemnity Payments

         (a) Sums payable to the Owner by the Hirer under this Agreement or any of the other Hirer's Documents by way of indemnity or reimbursement shall be calculated on an after-tax basis. Accordingly, if and to the extent that any such sum payable to the Owner is taxable in the hands of the Owner (as the Auditors acting as experts and not as arbitrators shall certify from time to time) such sum shall be increased to an amount which (after subtracting any Taxation suffered by the Owner on the increased payment and after taking into account any deduction for Taxation purposes available to the Owner in respect of the discharge by the Owner of any corresponding liability to a third party) shall equal the amount which the Owner would have received had the sum payable by the Hirer not been taxable in the hands of the Owner. If the sum payable by the Hirer is initially paid on the basis that it is not taxable in the hands of the Owner and it is subsequently determined to be taxable or vice versa, such adjustment and payment shall be made between the Owner and the Hirer as the Auditors (acting as experts and not as arbitrators) shall certify as appropriate to restore the after-tax position of the Owner to that which it would have been had the adjustment not been necessary.

         (b) If and to the extent that any sum (the "indemnity sum") constituting (directly or indirectly) an indemnity to the Owner but paid by the Hirer to any person other than the Owner, shall be treated as taxable in the hands of the Owner, the Hirer shall pay to the Owner such sum (the "compensating sum") as (after subtracting any Taxation suffered by the Owner on the compensating sum and after taking into account any deductions for the purposes of Taxation available to the Owner in respect of any corresponding payment treated as made by the Owner to such person) shall reimburse the Owner for any Taxation suffered by it in respect of the indemnity sum.

         (c) For the purposes of this clause 12.2 a sum shall be deemed to be taxable in the hands of the Owner if it falls to be taken into account in computing the profits or gains of the Owner for the purposes of Taxation and if so the Owner shall be deemed to have suffered Taxation thereon at the rate of Taxation applicable to the Owner's profits or gains for the period in which the payment falls to be taken into account for the purposes of such Taxation.

12.3     Withholding Taxes

         (a) If at any time any applicable law, regulation or regulatory requirement, or any governmental authority, monetary agency or central bank requires the Hirer to make any deduction or withholding in respect of Taxes from any payment due to the Owner under this Agreement or any of the other Hirer's Documents:

              (i)   the sum due from the Hirer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Owner receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made;

               (ii) the Hirer shall pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any increased amount paid pursuant to this clause 12.3); and

               (iii) the Hirer shall furnish to the Owner within the period for payment permitted by applicable law, evidence of payment to the relevant authority of all amounts deducted or withheld as aforesaid.

         (b) If following any such deduction or withholding as is referred to in clause 12.3(a) from any payment by the Hirer, the Owner shall receive or be granted a credit against or remission for any Taxes payable by it, the Owner shall, subject to the Hirer having made any increased payment in accordance with clause 12.3(a)(i) and to the extent that the Owner can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Owner to obtain any other relief or allowance which may be available to it, reimburse the Hirer with such amount as the Owner shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Owner (after such reimbursement) in no worse position that it would have been in had there been no such deduction or withholding from the payment by the Hirer as aforesaid. Such reimbursement shall be made forthwith upon the Owner certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Owner to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Hirer shall not, by virtue of this clause 12.3(b), be entitled to enquire about the Owner's tax affairs.

12.4     Non-Deductibility

         If the Owner is required to pay any sum to the Hirer under this Agreement or any of the other Hirer's Documents and such sum is payable out of or represents a reimbursement of an amount which is brought into account in computing the profits or gains of the Owner for the purposes of Taxation and such payment will not be allowed to the Owner as a deductible trading expense or as a basis for, or otherwise as, a deduction or off-set for Taxation purposes in the accounting period of the Owner in which it is required to be paid (as the Auditors acting as experts and not as arbitrators shall certify from time to time), the Hirer shall pay to the Owner such amount as shall put the Owner in the same after-tax position as the Owner would have been in had the payment been allowed as a deductible trading expense or as a basis for, or otherwise as, a deduction or set-off as aforesaid. If any such payment is initially made on the basis that it is a deductible trading expense, or that it will be allowed as a basis for, or otherwise as, a deduction or set-off of the Owner for Taxation purposes in the accounting period of the Owner in which it is incurred and it is subsequently determined that it is not so deductible or allowed, or vice versa, such adjustments and payments, if any, shall be made between the Owner and the Hirer as the Auditors from time to time (acting as experts and not as arbitrators) may certify as appropriate in order to restore the after-tax position of the Owner to that which it would have been had the adjustment not been necessary.

13       GENERAL UNDERTAKINGS

13.1     Information and Compliance Undertakings

         Each of the Hirer and the Surety undertakes with the Owner that it will:

         (a)   Notification of Relevant Event

               promptly inform the Owner of any occurrence of which it becomes aware which is likely to adversely affect any Relevant Party's ability to perform its obligations under any of the Relevant Documents and, without limiting the generality of the foregoing, will inform the Owner of any Relevant Event forthwith upon becoming aware thereof;

         (b)   Consents and Authorisations

               without prejudice to clauses 3 and 5, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, which may from time to time be necessary or desirable under applicable law for the continued due performance of all of any Relevant Party's obligations under each of the Relevant Documents;

         (c)   Preparation of Accounts

               cause to be prepared financial statements of the Hirer in accordance with generally accepted accounting principles and practices in the United

               Kingdom consistently applied in respect of each financial year as well as an annual audited consolidated financial statements schedule (in a form previously approved by the Owner) in respect of the Corporate Guarantors, the Hirer and the Surety and cause the same to be certified by its auditors and prepare an unaudited consolidated financial statements schedule in a form agreed in advance with the Owner in respect of each quarter in respect of the Hirer, the Surety and the Corporate Guarantors and deliver as many copies of the same as the Owner may reasonably require as soon as practicable, but not later than 270 days (in the case of audited financial statements and any audited annual consolidated financial statements schedule) or 45 days (in the case of unaudited quarterly financial statement schedules) after the end of the financial period to which they relate;

         (d)   Supply of Information

               deliver to the Owner as many copies as the Owner may reasonably require of every report, circular, notice or like document, issued by the Hirer or the Surety to its shareholders or creditors generally, in each case at the time of issue thereof;

         (e)   Supply of Further Information

               provide the Owner with such financial and other information concerning the Hirer and the Surety and their respective affairs as the Owner may from time to time reasonably require;

         (f)   Information concerning the Ship

               furnish the Owner promptly with all such information as it may from time to time reasonably require regarding the Ship, her insurance, condition, maintenance, employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment, or otherwise howsoever concerning her;

         (g)   Observance of Covenants

               duly and punctually perform each of its obligations under the Hirer's Documents; and

         (h) ensure that its obligations under this Agreement and the other Hirer's Documents shall, without prejudice to the provisions of clause 13.1(i), at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness;

         (i)   Negative undertakings

                  Not, for so long as any moneys are owing under this Agreement or any of the Hirer's Documents, without the prior written consent of the Owner:

         (a)   Negative pledge

               permit:

               (i) any Encumbrance to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure any present or future Indebtedness of itself or any other person; or

               (ii) any of its Indebtedness to be guaranteed or otherwise assured against financial loss by any person other than itself or the Corporate Guarantors under the Corporate Guarantee,

               unless:

               (A) such Encumbrance is in favour of Bank One Texas NA (for as long as that bank is principal banker to the group of companies to which the Hirer and the Surety both belong) or is in favour of the financier of a specific asset, created over that specific asset, and standing as security for no more than the facility advanced by that financier to facilitate the purchase of that asset; or

               (B) such Encumbrance or the benefit of such guarantee or other assurance, or such other security or guarantee or other assurance as the Owner considers equivalent thereto, is at the same time, or within such period as the Owner may approve, extended equally and rateably to the obligations of the Hirer and the Surety under this Agreement and the Hirer's Documents to the satisfaction of the Owner;

         (b)   No merger
               merge or consolidate with any other company or person; and

         (c)   Disposals

               sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 13.1(i)(c) material in the opinion of the Owner in relation to the undertakings, assets, rights and revenues of the Hirer or, as the case may be, the Surety and all Group Companies taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not but excluding any transfers of undertakings, assets, rights and revenues between Group Companies.

13.2     Security Cover

         (a)   Valuations

               The Hirer hereby undertakes with the Owner that it will, on a date being twenty one (21) days before each anniversary of the Delivery Date during the Hire Period, cause the Ship to be valued in Dollars by an independent firm of shipbrokers nominated by the Hirer and approved by the Owner or, failing such nomination or approval, appointed by the Owner in its sole discretion (each such valuation to be made without, unless required by the Owner, physical inspection, and on the basis of an arms-length transaction between willing buyer and willing seller without taking into account any charterparty), and to cause the relevant firm of shipbrokers to deliver to the Owner its aforesaid valuation in writing addressed to the Owner. All costs arising in connection with obtaining any such valuations (including, but without limitation, the fees of the relevant firm of shipbrokers appointed to give such valuation) shall be borne by the Hirer.

         (b)   Additional Security

               In the event that, on the basis of any valuation of the Ship (obtained pursuant to clause 13.2(a)) it is demonstrated that after deducting the balance standing to the credit of the Cash Collateral Account from the Capital Outstanding, (the resulting sum being the Net Capital Outstanding) the value of the Ship is:

               (i) less than one hundred and forty per cent (140%) of the Net Capital Outstanding as at the first anniversary of the Delivery Date or is less than one hundred and fifty per cent (150%) of the Net Capital Outstanding as at each successive anniversary of the Delivery Date, then in such case the Owner shall be entitled to require the Hirer within a period of thirty (30) days following receipt by the Hirer of written notice from the Owner notifying the Hirer of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be conclusive and binding upon the Hirer) to furnish the Owner with such additional cash security (paid to the Cash Collateral Account) in an amount not less than the amount so specified; or

               (ii) more than one hundred and forty per cent (140%) of the Net Capital Outstanding as at the first anniversary of the Delivery Date or is more than one hundred and fifty per cent (150%) of the

                     Net Capital Outstanding as at each successive anniversary of the Delivery Date then in such case the Owner shall, provided that no Relevant Event has occurred, release to the Hirer or the Hirer's order the excess cash security amount over one hundred and forty percent (140%) of the Net Capital Outstanding or one hundred and fifty percent (150%) of the Net Capital Outstanding as the case may be, standing to the balance of the Cash Collateral Account, provided always that the following minimum deposit amounts are maintained in the Cash Collateral Account;

                     (A) a minimum balance of four million Dollars (US$4,000,000) on the first anniversary of the Delivery Date until the second anniversary of the Delivery Date;

                     (B) a minimum balance of three million Dollars (US$3,000,000) on the second anniversary of the Delivery Date until the third anniversary of the Delivery Date;

                     (C) a minimum balance of two million Dollars (US$2,000,000) on the third anniversary of the Delivery Date until the fourth anniversary of the Delivery Date; and

                     (D) a minimum balance of one million Dollars (US$1,000,000) on the fourth anniversary of the Delivery Date until the fifth anniversary of the Delivery Date.

13.3     Protection of Owner's Rights

         The Hirer hereby further undertakes with the Owner that throughout the Hire Period it will:

         (a)   Disposal of the Ship

               not attempt or hold itself out as having any power to sell, agree to sell other than following exercise of the option under Clause 31.1, transfer or otherwise dispose of or abandon the Ship, or any share or interest therein. The Hirer acknowledges that it has no right to sell the Ship;

         (b)   Encumbrances

               not create or agree or purport to create any Encumbrance over the Ship, any share or interest therein or in the Sub-Earnings or in the Insurances or Requisition Compensation or any part thereof (other than for Permitted Encumbrances). The Hirer acknowledges that it has no right to mortgage the Ship;

         (c)   Notification of arrest

               notify the Owner promptly by telex of any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Sub-Earnings or the Insurances or any part thereof;

         (d)   Prevention of and release from arrest

               promptly pay and discharge all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, the Sub-Earnings or the Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship or the Sub-Earnings or the Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Ship, the Sub-Earnings and the Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel within five (5) Business Days of receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

         (e)   No pledging of Owner's Credit

               not pledge the credit of the Owner for any maintenance, service, repairs, drydocking, or modifications to, or changes or alterations in, the Ship or for any other purpose whatsoever;

         (f)   Protection of Owner's Rights in the Ship

               not do or permit to be done any act or thing which might jeopardise the title, rights and interest of the Owner in the Ship and/or omit or permit to be omitted to be done any act which might prevent that title and those rights and interest from being jeopardised; and

         (g)   Notice of Owner's Rights

               generally on all occasions when the ownership of the Ship is relevant make clear to third parties (including the contractors under the Upgrade Contract and all suppliers under the Supply Contracts) that the same is the property of the Owner.

14       SUB CHARTERING

14.1     Restrictions on Sub-Chartering

         Except pursuant to the Sub-Charter, the Hirer will not, at any time without the prior written consent of the Owner (which the Owner shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the

         Owner may impose, part with the possession or operational control of the Ship (except to the Manager pursuant to the Management Agreement or for the purpose of maintenance, service, repair or overhaul work or any modifications, changes or alterations permitted under this Agreement including any work required under the terms of the Upgrade Contract or the Supply Contracts) or sub-let the Ship other than in accordance with the terms of the Sub Charter;

14.2     Undertakings concerning Sub-Charter and Sub-Earnings

         The Hirer hereby undertakes with the Owner that throughout the Hire Period it will:

         (a)   Sharing of Sub-Earnings

               save in respect of the Bank One Assignment, not without the prior written consent of the Owner (and then only subject to such conditions as the Owner may impose) enter into any agreement or arrangement whereby the Sub-Earnings may be shared with any other person; and

         (b)   Assignment of Sub-Earnings

               notwithstanding anything to the contrary contained in this Agreement in the event that a Sub Charter is proposed to be entered into (i) procure the prior written consent of the Owner to the terms and conditions of the proposed Sub-Charter, (ii) obtain from Bank One, Texas N.A. all the necessary releases and consents required by the Owner for such an assignment, including but not limited to a release from the Bank One Assignment and
               (iii) execute on demand an assignment of the Sub-Earnings in relation to that proposed Sub-Charter in favour of the Owner on terms and conditions determined by the Owner; and

         (c)   Information relating to Sub-Earnings

               supply to the Owner all information, accounts and records that may be necessary or of assistance to enable the Owner to verify the amount of Sub-Earnings.

15       USE AND TRADE OF THE SHIP

15.1     Permitted Use

         Subject to the other terms and conditions of this Agreement and the other Hirer's Documents, the Hirer shall have the full and exclusive use, control, possession and command of the Ship during the Hire Period and may operate the Ship or employ her throughout the world in any lawful trade for which she is suitable.

15.2     Undertakings concerning Use

         The Hirer hereby undertakes with the Owner that throughout the Hire Period it will:

         (a)   Ship Registration

               not do or suffer to be done anything whereby the documentation of the Ship for the time being in accordance with the provisions of clause 16.2 may be forfeited or imperilled;

         (b)   Employment

               not employ the Ship or permit her employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in carrying illicit or prohibited goods, or in any manner whatsoever which may render her liable to condemnation in a prize court, or to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not employ the Ship or permit her employment in carrying any contraband goods, or enter or trade to or continue to trade in any zone which is declared a war zone by any government or by the Ship's war risks insurers unless the prior written consent of the Owner is obtained and such special insurance cover as the Owner may require shall have been effected by the Hirer and at its expense;

         (c)   Payment of Outgoings and Evidence of Payments

               pay all tolls, dues and other outgoings whatsoever in respect of the Ship, the Sub-Earnings and the Insurances and keep proper books of account in respect of the Ship and the Sub-Earnings and, as and when the Owner may so require, make such books available for inspection on behalf of the Owner, and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

         (d)   Operation in the USA or Canada

               give the Owner at least ten (10) Business Days prior written notice if the Ship is to be operated in or into or offshore from the United States of America or Canada, and prior to the commencement of such operation, to increase the amount of protection and indemnity, pollution risks and other legal liability insurance referred to in clause 18.1(a) to such amount as the Owner may reasonably require;

         (e)   Anti-Drug Abuse

               without prejudice to clause 15.2(b), take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the

               United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or trade;

         (f)   Bills of Lading

               procure that all Bills of Lading issued for carriage of goods by the Ship shall contain a Paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade or, if no such legislation exists, that such Bills of Lading shall incorporate the British Carriage of Goods by Sea Act 1971 and that all such Bills of Lading shall also contain the amended New Jason clause and the Both-to-Blame Collision clause and, without prejudice to provisions of clause 33.5, provide that General Average, if any, shall be settled according to the York-Antwerp Rules of 1990 in London.

16       TITLE, REGISTRATION, NAME AND HOUSE FLAG

16.1     Title

         Title to the Ship shall remain vested in the Owner. The Hirer shall have no right, title or interest in or to the Ship or any part thereof except the right to use the same upon the terms and conditions contained in this Agreement. Subject to clause 7.1, nothing herein contained shall be construed as imposing any liability on the Owner to the Hirer in respect of or arising out of the acts or omissions of any third party (including any charterer or lessee of any other vessel or assets of the Owner) affecting the Hirer or the Ship or otherwise.

16.2     Registration

         Not later than Delivery the Hirer shall take, at its expense, all necessary steps to register the Owner as the registered owner of the Vessel under the laws and flag of the Bahamas in the name of the Owner and thereafter shall during the Hire Period do all that may be necessary on its part to maintain such registration in force. The Owner shall, at the expense of the Hirer, co-operate to register itself as the registered owner of the Vessel under the laws and flag of the Bahamas.

16.3     Name and House Flag

         The name of the Vessel may be changed by the Hirer at its expense, to such name as the Hirer shall select and the Owner may agree (such agreement not to be unreasonably withheld) and such name shall thereafter be and remain the name of the Vessel and the Vessel shall be painted in such colours, display such funnel insignia and fly such house flag as the Hirer may require. The Hirer shall notify the Owner of any intended change in the name of the Vessel. The Owner shall at the expense of the Hirer, co-operate in the registration of any change of name at the Bahamian Maritime Authority.

17       MAINTENANCE AND OPERATION

17.1     Possession and Control of Ship by Hirer

         During the Hire Period the Ship shall, subject to the terms and conditions of this Agreement, be in the full and exclusive possession and at the absolute disposal of the Hirer for all purposes and under its complete control in every respect and the Master, officers and crew of the Ship shall be the servants of the Hirer for all purposes whatsoever.

         Notwithstanding any other provision of this Agreement, without prejudice to any of the obligations of the Hirer under this Agreement or any of the other Hirer's Documents imposing any higher standard of performance upon the Hirer, the Hirer shall make, and shall have sole responsibility for making, all such arrangements as may be necessary to ensure that the Ship is fit to go to sea without serious danger to human life.

17.2     Undertakings concerning Maintenance and Operation

         The Hirer further undertakes with the Owner that throughout the Hire Period it will:

         (a)   Maintenance of Classification; Compliance with Regulations maintain the Classification as the present class of the Ship with the Classification Society with such other certificates required by statute and the Ship's insurers in force at all times and so as to comply with and ensure that the Ship at all times complies with the provisions of all laws and the provisions of all other regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered in the Bahamas or otherwise applicable to the Ship, her Master, officers and crew wherever the Ship may proceed or trade and (without prejudice to the generality of the foregoing) at its own expense maintain in force for the Ship all safety, radio, loadline and other certificates whatsoever and all licences and permits which may from time to time be prescribed by any legislation in force in the Bahamas or other applicable jurisdiction;

         (b)   Supply and Crewing

               by its own procurement or that of the Manager, man, victual, navigate, operate, supply, fuel, and repair the Ship whenever required during the Hire Period;

         (c)   Surveys

               submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes, comply with all recommendations and requirements of the Classification Society in accordance with their terms and, upon the Owner's request, supply to the Owner copies of all survey reports issued in respect thereof;

         (d)   Repair
               keep the Ship and every part of her in a good and efficient state of repair, in efficient operating condition, seaworthy in all respects and in accordance with good maintenance practice (fair wear and tear excepted and having regard to the type and age of the Ship) and procure that all repairs to, or replacement of, any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Ship;

         (e)   Drydocking

               drydock the Vessel and clean and paint her underwater parts in accordance with good commercial practice for vessels of the type and age of the Vessel and, in any event, in accordance with the requirements of the Classification Society;

         (f)   Inspection of the Ship

               permit the Owner by surveyors or other persons appointed by it for such purpose to board the Vessel and permit or procure the Owner to enter upon the premises where Equipment may be stored, at all reasonable times for the purpose of inspecting the Ship and afford all proper facilities for such inspections and for this purpose give the Owner reasonable advance notice of any intended drydocking of the Vessel (whether for the purpose of classification, survey or otherwise). The cost of such inspections and surveys shall be paid by the Hirer provided however that where the Owner requests an inspection within a period of twelve (12) months from a previous inspection and the inspection shows that the Hirer is not in breach of any of the provisions of this Agreement, the cost of such inspection shall be paid by the Owner. All time taken in respect of such inspection or survey shall form part of the Hire Period. All inspections and surveys of the Ship shall be carried out at such times and places and in such manner as not to interfere with the use and operation of the Ship but the Owner shall not be obliged to carry out such inspections only during periods of drydocking;

         (g)   Manuals and Technical Records

               maintain all such other records, logs, manuals, technical data and other materials and documents which are required to be maintained in respect of the Ship to comply with any applicable laws or the requirements of the Classification Society and keep accurate, complete and up to date logs and records of all voyages made by the Ship and of all maintenance, repairs, alterations, modifications and additions to the Ship and, on reasonable advance notice from the Owner, permit the Owner or its representatives at any time to examine and take copies of such logs and records and other records;

         (h)   Information regarding Casualties

               furnish the Owner with full information regarding any single casualty or other accident or damage to the Ship which may involve repairs costing more than the Casualty Amount;

         (i)   Modification; Removal of Parts; Equipment owned by Third Parties not without the prior written consent of the Owner (and then only on and subject to such terms as the Owner may agree):

               (i) make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced (other than in accordance with the Upgrade Contract; or

               (ii) remove any material part of the Ship or any equipment (other than the Excluded Equipment) the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Owner free from Encumbrances (other than Permitted Encumbrances and other than in accordance with the Upgrade Contract); or

               (iii) install on the Ship any equipment owned by a third party which cannot be removed without causing damage to the structure or fabric of the Ship;

         (j)   Manager

               not without the previous consent in writing of the Owner (and then only on and subject to such terms as the Owner may agree) appoint any manager of the Ship other than the Manager or to terminate or amend the terms of the Management Agreement (and for the purposes of this Agreement "manager" shall include any ship manager or other person providing to the Hirer analogous specialised services in respect of the Ship);

         (k)   Notification of certain events

               notify the Owner forthwith of:

               (i) any occurrence in consequence of which the Ship has or may become a Total Loss;

               (ii)  any requisition of the Ship for hire;

               (iii) any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not complied with in accordance with its terms;

               (iv) any serious or potentially serious injury in an amount exceeding US$100,000 to a third party caused by, or in connection with, the Ship;

               (v) any substantial damage in an amount exceeding US$100,000 to property caused by, or in connection with, the Ship;

               (vi) any assistance which has been given to the Ship which has resulted or may result in a lien for salvage being acquired over the Ship; and

               (vii) any other event which occurs in connection with the Ship which affects or might affect the rights of the Owner or involves or might involve any material loss or liability;

         (l)   Repairers' Liens

               not without the previous consent in writing of the Owner (and then only on and subject to such terms as the Owner may agree) put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless such person shall first have given to the Owner and in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship or the Sub-Earnings for the cost of such work or otherwise;

         (m)   Health and Safety

               take such steps as are reasonably practicable to ensure that the Ship and all constituent parts thereof will be safe and without risk to health when properly used and specifically (without prejudice to the generality of the foregoing) that it will:

               (i) take such steps as are reasonably practicable to ensure that any defects in the Ship and all constituent parts thereof which could be or cause a danger to safety and/or a risk to health shall be made good;

               (ii) for such purpose, have a detailed inspection of the Ship carried out from time to time including all electrical, fluid, oil and gas connections (being either supplies to or discharges from the Ship) and all constituent parts thereof as well as all safety equipment;

               (iii) take such action as is reasonably practicable to see that appropriate safety measures are adopted; and

               (iv) not use or permit the Ship or any constituent parts thereof to be used beyond their limits and capacities;

         (n)   No operational interest
               procure that the Owner is not at any time represented as carrying goods or passengers or providing any other service on or from the Ship, or as being in any way connected or associated with any operation of carriage or other service which may be undertaken by the Hirer, or as having any operational interest in, or responsibility for, the Ship;

         (o)   Safe Operation

               take all reasonable steps to secure that the Ship is navigated and operated in a proper, safe and seaman-like manner and in the manner prescribed by any legislation in force in the Bahamas or any other applicable jurisdiction;

         (p)   Fitness to go to Sea

               procure that the Ship shall at all times be fit to go to sea without serious danger to human life (by reason of the condition, or the unsuitability for its purpose, of either the Ship or its machinery or equipment or any part of the Ship or its machinery or equipment or undermanning or overloading or unsafe or improper loading or any other matter relevant to the safety of the Ship) unless arrangements have been made which are appropriate to ensure that before the Ship goes to sea it is made fit to do so without serious danger to human life by reason of any such matters or it is reasonable for such arrangements not to be made at such time; and

         (q)   Compliance with Oil Pollution and Environmental Laws

               do or cause to be done all things necessary to comply with all national, international and state conventions and laws (and any rules and regulations thereunder) applicable to the Owner and/or the Hirer and/or the Ship including, without limitation, the International Convention on Civil Liability for Oil Pollution Damage, the Oil Pollution Act of 1990 of the United States of America (including, without limitation, the requirements thereunder relating to manning and the establishment of financial responsibility), the Comprehensive Environmental Response Compensation and Liability Act of the United States of America, other federal and state laws of the United States of America and international conventions, laws, rules and regulations relating to environmental matters, including those relating to discharges of oil, petroleum, petroleum products and distillates, chemicals, pollutants and other substances.

18       INSURANCE UNDERTAKINGS; WRECK REMOVAL

18.1     Insurance Undertakings

         The Hirer hereby covenants with the Owner and undertakes that throughout the Hire Period it will:

         (a)   Insured Risks
               insure and keep the Ship insured free of cost and expense to the Owner and in the joint names of the Hirer and the Owner (but without liability on the part of the Owner for premiums or calls):

               (i) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis or such other basis as shall be agreed by the Owner, in such amounts (but not in any event less than whichever shall be the greater of (i) the market value of the Ship for the time being and (ii) one hundred and ten per cent (110%) of the maximum Termination Sum applicable during the period of the policy) and upon such terms as shall from time to time be approved in writing by the Owner;

               (ii) against protection and indemnity risks (including pollution risks) for the full value and tonnage of the Ship (as approved in writing by the Owner) and upon such terms as shall from time to time be approved in writing by the Owner; and

               (iii) in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship having regard to the financial resources and liabilities of the Hirer and to the situation and method of operation of the Ship;

               and that it will pay to the Owner the cost (as conclusively certified by the Owner) of any innocent owner's insurance and Additional Perils protection which the Owner may from time to time effect in respect of the Ship upon such terms and in such amounts (not exceeding one hundred and ten per cent (110%) of the maximum Termination Sum applicable during the period of the policy) as it shall deem desirable;

               Provided that if at any time the Owner reasonably considers that any change in circumstances may occur or has occurred which, in the opinion of the Owner, may materially affect, or has materially affected, the insurance of the Ship, then the Owner shall be entitled (without prejudice to any other rights which it may have or acquire under this Agreement), if in the reasonable opinion of the Owner there is no other appropriate action to prevent such material effect on the insurance of the Ship, to require the Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Owner until the Owner shall have implemented any amendments to the terms of such insurance and any operational changes which the Owner considers are required as a result of such change in circumstances;

         (b)   Brokers and Insurers

               effect the insurances aforesaid in Dollars or such other currency as the Owner may approve and through the Approved Brokers and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Owner provided however that the insurances against war risks and protection and indemnity risks may be effected by the entry of the Ship with such war risks and protection and indemnity risks associations as shall from time to time be approved in writing by the Owner;

         (c)   Fleet Cover

               if any of the insurances referred to in clause 16.1 (a)(i) form part of a fleet cover, procure that the Approved Brokers shall undertake to the Owner that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Owner;

         (d)   Payment of Premiums

               punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce all relevant receipts or other evidence of payment when so required by the Owner;

         (e)   Renewal

               at least fourteen (14) days before the relevant policies, contracts or entries expire, notify the Owner of the names of the brokers and/or the war risks and protection and indemnity risks associations proposed to be employed by the Hirer for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with requirements of the Owner pursuant to this clause 18.1, procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity risks associations and that the Approved Brokers and/or the approved war risks and protection and indemnity risks associations will at least seven (7) days before such expiry (or within such shorter period as the Owner may from time to time agree) confirm in writing to the Owner as and when such renewals have been effected in accordance with the instructions so given;

         (f)   Guarantees

               arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

         (g) Custody of Policy Documents; Letters of Undertaking; Loss Payable Clauses, Notices of Assignment

               deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 18.1(a) as are effected through the Approved Brokers and procure that the interest of the Owner shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and by the issuing of the Notice of Assignment duly signed by the Hirer and that the Owner shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Owner;

         (h)   Club Letters of Undertaking; Certificates of Entry

               procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Owner with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Owner;

         (i)   Broker's Report

               if so requested by the Owner, but at the cost of the Hirer, furnish the Owner from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Owner dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof;

         (j)   Collection

               do all things necessary and provide all documents, evidence and information to enable the Owner to collect or recover any moneys which shall at any time become due in respect of the Insurances;

         (k)   Compliance with Insurances

               comply with the terms and conditions of the Insurances, not do, consent to or permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurances and not (without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe) employ the Ship or suffer the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein);

         (l)   Application of Recoveries
               apply all sums receivable under the Insurances which are paid to the Hirer in accordance with the Loss Payable Clauses and clause
               23.6 in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

         (m)   Other Insurances and Assureds

               not, without the prior written consent of the Owner, take out additional insurances for the Hirer's sole benefit, or permit the Hirer or the Owner to be named insured in insurances with respect to the Ship or the Sub-Earnings, other than as required under this Agreement, where such additional insurances will or may prejudice the Insurances or recovery thereunder or will exceed the amount permitted by the warranties or other conditions of the Insurances (unless the insurers under the Insurances have consented thereto) and will, upon the Owner's request, immediately furnish the Owner with particulars of any such additional insurances (including copies of any cover notes or policies) and of the written consent of the insurers under the Insurances in any case where such consent is necessary;

         (n)   Maintenance of Oil Pollution Insurance Cover

               comply with all other requirements of the protection and indemnity association with which the Ship is entered to ensure that the Ship is fully covered for oil pollution risks;

         (o)   Evidence of Oil Pollution Insurance Cover

               deliver to the Owner on demand at the expense of the Hirer certified true copies of all declarations to the protection and indemnity association with which the Ship is entered, all certificates issued by the United States Coast Guard, all confirmations by such association of cover for oil pollution risks and such other information and documents relating to oil pollution risks or insurance as the Owner may from time to time request;

         (p)   Encumbrances

               not create or permit to exist any Encumbrance over the Insurances or any Requisition Compensation, or its interest therein save as contemplated by this Agreement; and

         (q)   Information concerning Insurances

               supply to the Owner all necessary information, documentation and assistance which may be required by the Owner in connection with making any claim under the Insurances.

18.2     Further Requirements

         Notwithstanding the other provisions of this clause 18, the Hirer shall comply with such further requirements relative to insurance as the Owner may from time to time stipulate and which are consistent with normal market practice for a vessel and equipment of the type of the Ship and in the area in which the Ship is operating.

18.3     Wreck Removal

         In the event of the Ship becoming a wreck or obstruction to navigation the Hirer shall (in addition to any other obligation it may have under clause 10) indemnify and hold harmless the Owner against all costs, expenses, payments, charges, losses, demands, any liabilities, claims, actions, proceedings (whether civil or criminal) penalties, fines, damages, judgments, orders or other sanctions which may be incurred, by, or made or asserted against the Owner by reason that the Ship shall have become a wreck or obstruction to navigation (including, without limitation) in respect of the removal or destruction of the wreck or obstruction under statutory powers but only to the extent that such has not been recovered from the Ship's insurers.

19       POWERS OF OWNER TO REMEDY DEFAULTS

19.1     Failure to Perform Insurance Undertakings

         If the Hirer fails to comply with any of the provisions of clause 18.1, the Owner may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of the Owner to treat that non-compliance as a Termination Event, effect and thereafter maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, require the Ship (at the Hirer's risk) to remain in, or to proceed to and remain in a port designated by the Owner until such provisions are fully complied with.

19.2     Failure to Perform Maintenance Undertakings

         If the Hirer fails to comply with any of the provisions of clauses 17.2(a), (c), (d) or (e), the Owner may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of the Owner to treat that non-compliance as a Termination Event, arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions and the Owner agrees that prior to the exercise of any of its powers contained in this clause 19.2 it shall give notice to the Hirer of the intended exercise of its powers provided that the failure by the Owner to give such notice shall not affect the validity of the Owner's actions under this clause 19.2 and for the purpose of the other provisions of this Agreement it shall be as if there was no such requirement to give notice.

19.3     Failure to Prevent or Release from Arrest

         If the Hirer fails to comply with any of the provisions of clause 13.3(d) the Owner may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of the Owner to treat that non-compliance as a Termination Event, pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ships in order to procure the compliance with such provisions.

19.4     Failure to comply with other Obligations

         If the Hirer fails to comply with any of its other obligations under this Agreement or any of the other Hirer's Documents, the Owner may, without being in any way obliged to do so or responsible for so doing, and without prejudice to the ability of the Owner to treat that non-compliance as a Termination Event, take such action as it may deem expedient or necessary in order to procure the compliance with such provisions.

19.5     Costs of Remedying Defaults

         Without prejudice to clause 27.1, all losses, liabilities, costs, charges, expenses, damages and outgoings of whatsoever nature (including without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Owner in connection with the exercise by the Owner of any of its powers under clauses 19.1, 19.2, 19.3 and 19.4 and interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Owner until the date of receipt or recovery thereof (both before and after any relevant judgement) at the Relevant Rate of Interest shall be repayable by the Hirer to the Owner on demand.

19.6     Rental Amounts Still Payable

         Notwithstanding any exercise by the Owner of any of the powers contained in this clause 19, Rental Amounts shall continue to be payable during such time.

20       CONSUMABLE STORES

20.1     Upon Delivery

         All consumable stores, unused diesel and lubricating oils and bunkers on board the Ship at Delivery shall be taken over by the Hirer at no extra cost.

21       USE OF EQUIPMENT AND REPLACEMENT

21.1     Use of Equipment and Manuals and Technical Records

         The Hirer shall have the use of all outfit, equipment (including cabin, crew and galley equipment), furnishings, furniture and fittings, spare and replacement parts which are the property of the Owner on board the Ship at the time of Delivery and the Manuals and Technical Records.

21.2     Renewal of Equipment

         The Hirer shall at its own expense from time to time during the Hire Period replace, renew or obtain substitutions for such items of Equipment and other equipment as shall be so damaged or worn as to be unfit for use including any items of equipment added to the Ship and acquired under the Upgrade Contract and the Supply Contracts, provided always that in any such case title to any part replaced, renewed or substituted shall remain with the Owner until the part which replaced it or the new or substituted part becomes the property of the Owner or is replaced, renewed or substituted by a part which thereupon becomes the property of the Owner and the Hirer agrees that if any replaced, renewed or substituted part is not the property of the Owner it will as soon as practicable replace the same with a part which thereupon becomes the property of the Owner.

21.3     Alteration of Equipment; Additional Equipment

         The Hirer may at any time alter or remove all or any items of Equipment or other equipment or may fit any additional equipment required to render the Ship available for any purpose for which the Hirer may require to use her in accordance with the provisions of clause 15 provided that the Hirer shall first have obtained the prior written consent of the Owner thereto if and to the extent such consent may be required pursuant to clause 17.2(i) and provided the Hirer has procured adequate storage facilities in respect of such removed Equipment or other equipment and has effected adequate insurances in respect thereof as approved by the Owner. Any additional equipment so fitted by the Hirer shall be considered the property of the Hirer who may remove such additional equipment at any time before the expiration of the Hire Period. The cost of fitting or removing any equipment together with the cost of making good any damage caused by such fitting or removal shall be payable in full by the Hirer.

22       MORTGAGES

22.1     Owner's Undertakings

         The Owner warrants that the Ship and the Owner's interest in the Insurances or any Requisition Compensation will at the Delivery Date be free of any Encumbrances created by it and undertakes that it will not during the Hire Period, without the prior written consent of the Hirer, create any Encumbrance over the Ship, or any share or interest therein or the Owner's interest in the Insurances or any Requisition Compensation.

23       LOSS AND DAMAGE

23.1     Risk

         Except as specified in clause 7.1, the Ship shall throughout the Hire Period be in every respect at the risk of the Hirer who shall bear all risks howsoever arising whether of navigation, operation and maintenance of the Ship or otherwise and of any other occurrence of whatever kind which shall deprive the Hirer of the use, possession or enjoyment thereof.

23.2     Total Loss

         (a) If the Vessel shall become a Total Loss during the Hire Period, the Hirer shall pay, or procure that the insurers pay, to the Owner within 30 days (or such longer period as may be agreed by the Owner in writing) of the date on which the Total Loss occurred, the Termination Sum as at the date of payment thereof together with all amounts then due and payable under this Agreement in respect of the Ship including, without prejudice to the generality of the foregoing, all amounts which the Hirer is required to pay to the Owner under clause 31.3.

         (b) For the purposes of this Agreement, a Total Loss of the Vessel shall be deemed to have occurred:

               (i) in the case of an actual total loss of the Vessel, at noon (London time) on the actual date and at the time the Vessel was lost or, if such date is not known, on the day on which the Vessel was last reported;

               (ii) in the case of a constructive total loss of the Vessel, upon the date and at the time notice of abandonment of the Vessel is given to the insurers of the Vessel for the time being (provided a claim for such constructive total loss is admitted by the insurers) or, if the insurers do not admit such a claim, at the date and at the time at which a constructive total loss is subsequently adjudged by a competent court of law to have occurred;

               (iii) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Vessel;

               (iv) in the case of Compulsory Acquisition, on the date upon which the relevant requisition of title or other compulsory acquisition occurs;

               (v) in the case of hijacking, theft, condemnation, confiscation, capture, arrest, detention, seizure of the Vessel (other than where the same amounts to Compulsory Acquisition of the Vessel) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the Hirer of the use of the Vessel upon the expiry of the period of 180 days after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, arrest, detention or seizure occurred.

23.3     Continuation of Hire Period

         The Hirer shall continue to pay Rental Amounts on the days and in the amounts required under this Agreement notwithstanding that the Vessel shall become a Total Loss, or if for any reason the Hirer shall be permanently deprived of her use prior to the end of the Hire Period, provided always that no further Rental Amounts shall become due and payable after the date on which all sums due under clause 23.2(a) in respect of the Ship shall have been paid in full.

23.4     Application of Requisition Compensation

         In the event of the Compulsory Acquisition of the Ship after Delivery, all Requisition Compensation received by the Owner shall be applied by the Owner (or, if received by the Hirer, shall be held in trust by the Hirer for application) in accordance with clause 23.5.

23.5     Application of Total Loss Insurance Recoveries

         All moneys received by the Owner from insurers in respect of a Total Loss shall be applied by the Owner, subject to clause 12.4, as follows:

         (a) firstly, in or towards settlement of any amounts due and owing by the Hirer to the Owner under this Agreement or any of the other Hirer's Documents including, without prejudice to the generality of the foregoing, amounts owing by the Hirer to the Owner under clause 32.3 of this Agreement (including any interest due in respect thereof);

         (b) secondly,if the Hirer shall on or before the date of application of such moneys have paid the Termination Sum in accordance with clause 23.2(a) or a part thereof, in or towards refunding by way of rebate of charterhire to the Hirer an amount equal to the Termination Sum or part thereof so paid by the Hirer; and

         (c)   thirdly, to the Hirer.

23.6     Damage Claims

         In the event of repairable damage to the Ship, the Owner shall pay any insurance moneys received by it to the Hirer upon the Hirer furnishing evidence to the Owner that such damage has been made good or repaired or shall effect payment of stage payments with regard thereto provided always that if a Relevant Event has occurred and is continuing, the Owner shall be entitled to apply such insurance moneys in or towards settlement of any amounts due and owing by the Hirer to the Owner under this Agreement or any of the other Hirer's Documents.

23.7     Third Party Claims

         Any insurance moneys paid under the insurances taken out or entries made referred to in clause 18.1(a)(ii) shall be paid to the person to whom the liability (or alleged liability) covered by such insurances or entry was incurred or, if the liability (or alleged liability) to such person has previously been discharged by the Hirer, such moneys shall be paid to the Hirer in reimbursement of the moneys so expended by it in satisfaction of such liability or alleged liability and, in such case, the Owner shall pay any insurance moneys received by it in respect of such liability or alleged liability to the Hirer upon the Hirer furnishing evidence to the Owner that such liability or alleged liability has previously been discharged provided always that if a Relevant Event has occurred and is continuing, the Owner shall be entitled to apply such insurance moneys in or towards settlement of any amounts due and owing by the Hirer to the Owner under this Agreement or any of the other Hirer's Documents.

23.8     Insufficient Insurance Recovery

         In the event of repairable damage to the Ship or a liability or alleged liability covered by the insurances taken out or entries made referred to in clause 18.1(a) being incurred or alleged, and if the insurance moneys paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or discharging the liability or alleged liability, the Hirer will pay the deficiency.

23.9     Notice of Abandonment

         Either the Owner or the Hirer shall have the right to determine whether or not a case has arisen for the giving of notice of abandonment to abandon the Ship to the insurers and/or claim a constructive total loss and the Hirer is hereby irrevocably authorised by the Owner to give the same if it so determines.

         The Owner shall upon the request of the Hirer promptly execute such documents as may be required to enable the Hirer to abandon the Ship to the insurers and/or claim a constructive total loss and the Owner shall give the Hirer all possible assistance in pursuing the said claim.

23.10    Payment of Claims

         Any moneys payable under the Insurances shall be payable in accordance with the terms of the relevant Loss Payable clause and, unless and until a Relevant Event shall occur (whereupon all insurance recoveries shall be receivable by the Owners and applied in accordance with the foregoing provisions of this clause 23), the Owner shall not give any notice or direction to the contrary to the insurers as contemplated by the Loss Payable Clauses.


24       SALVAGE

         All salvage and towage and all proceeds from derelicts shall, subject to the Owner's prior right to retain thereout any sums which may be due from the Hirer to the Owner under this Agreement or any of the other Hirer's Documents, be for the Hirer's benefit and the cost of repairing damage occasioned thereby shall be borne by the Hirer.

25       REQUISITION FOR HIRE

25.1     Effect of Requisition for Hire

         If the Ship is requisitioned for hire by any Government Entity or other competent authority during the Hire Period then, unless and until the Vessel becomes a Total Loss following such requisition and the Hirer shall have made payment of all sums due pursuant to clause 23.2(a), this Agreement shall continue in full force and effect in respect of the Ship (subject always to the provisions of clauses 27 and 31.2) for the remainder of the Hire Period and the Hirer shall remain fully responsible for the due compliance with all its obligations under this Agreement and the other Hirer's Documents in respect of the Ship other than such obligations which the Hirer is unable to comply with solely by virtue of such requisition.

25.2     Payment of Requisition Hire

         If the Hirer shall duly comply with its obligations under this Agreement and the other Hirer's Documents, save as mentioned in clause 25.3, the Hirer shall during the Hire Period be entitled to all requisition hire paid to the Owner or to the Hirer by such Government Entity or other competent authority on account of such requisition.

25.3     Owner to account for Requisition Hire

         The Owner shall (subject to any right of set-off which the Owner may have in respect of any amounts due and unpaid under the terms hereof) pay any requisition hire to the Hirer immediately upon receipt.

25.4     Reinstatement of Ship

         The Hirer shall as soon as practicable after the end of any requisition for hire, cause the Ship to be put into the condition required by this Agreement.

25.5     Compensation for Reinstatement

         The Owner shall be entitled to all compensation payable in respect of any change in the structure, state or condition of the Ship arising during the period of requisition for hire. The Owner shall apply all such compensation in reimbursing the Hirer for the cost of complying with its obligations under clause 25.4 and any surplus shall be paid by the Owner to the Hirer by way of rebate of hire, provided always that if a Relevant Event has occurred and is continuing, the Owner shall be entitled to apply such compensation in or towards settlement of any amounts owing by the Hirer under this Agreement or any of the other Hirer's Documents.

25.6     Continuing Requisition for Hire

         Should the Vessel be under requisition for hire at the end of the Hire
         Period:

         (a) the charter of the Ship under this Agreement shall (unless otherwise agreed between the parties hereto) nevertheless be terminated at such end but without prejudice to the accrued rights of the parties including, without prejudice to the generality of the foregoing, the obligation of the Hirer contained in clause 25.4, and the Owner shall be entitled to receive and retain any requisition hire payable in respect of the period from the expiry or termination of the Hire Period;

         (b) after such release the Hirer shall be given a reasonable opportunity of removing any such additional equipment as is referred to in clause 21.3 on the terms therein referred to.

26       TERMINATION EVENTS

26.1 The Owner and the Hirer agree that it is a fundamental term and condition of this Agreement that none of the following events shall occur during the Hire Period and that the occurrence of any of the following events shall constitute a repudiatory breach of this Agreement by the Hirer:

         (a) if any Relevant Party fails to pay any Rental or other sum payable under the Relevant Documents on its due date or in respect of sums payable on demand, fails to pay any other sum payable on demand under the Relevant Documents within five (5) Business Days after demand; or

         (b) if any Relevant Party fails or neglects to observe or perform any of the terms and conditions of the Relevant Documents in a way which the Owner regards as material (otherwise than as mentioned in Clause 26.1(a)) and in the case of a failure or non-observance which is capable of remedy such failure or non-observance shall continue unremedied for fourteen days after the Owner becomes aware of it; or

         (c) if any Relevant Party shall do or allow to be done or omit to do any act or thing which act or omission in the opinion of the Owner may materially jeopardise any of its rights in relation to the Ship; or

         (d) if any statement, representation or warranty made by any Relevant Party inducing the Owner to enter into the Relevant Documents or made on the part of any Relevant Party in the Relevant Documents or in any certificate, statement or notice delivered or made pursuant to the Relevant Documents shall be or become incorrect in any respect; or

         (e) if any process of execution, diligence or distress shall be levied on executed against or sued out against the Ship or any goods or other property belonging to any Group Company and shall not be discharged within seven days; or

         (f) if an order shall be made or a resolution passed for the winding up (other than by way of a members' voluntary winding up for the purpose of a scheme of amalgamation or reconstruction or for any other purpose in any case previously approved by the Owner) of any Group Company; or

         (g) if any Group Company shall convene a meeting for the purpose of making or shall make a composition or arrangement with or any assignment or assignation for the benefit of its creditors; or

         (h) if an encumbrancer shall take possession or a receiver or liquidator shall be appointed in respect of whole or any part of the assets or undertaking of any Group Company; or

         (i) if any Group Company shall be unable to pay its debts as such expression is defined in Section 123 of the Insolvency Act 1986; or

         (j) if any indebtedness or obligation of any Group Company (other than an indebtedness or obligation of less than US$500,000) shall become due and payable prior to the specified maturity date thereof or any agreement for the hiring of machinery or plant to a Group Company or any material hire purchase or conditional sale agreement to a Group Company shall be terminated by reason of an event of default thereunder or any indebtedness of a Group Company in connection with any such agreement shall not be paid when due or any Group Company shall not meet its obligations under any guarantee or indemnity when properly called upon to do so; or

         (k) if the Hirer shall cease to be a Subsidiary (directly or indirectly) of Eagle Geophysical Inc. without the Owner's prior written approval; or

         (l) if any security constituted by any mortgage or charge created by any Group Company including the security constituted by the Account Assignment shall become enforceable and the mortgagee or the chargee shall take steps to enforce the same unless any such security has become illegal or unenforceable in accordance with clause 32; or

         (m) if any event or proceedings in any jurisdiction which is or are analogous to any of the events or proceedings referred to in sub-clauses (e), (f), (g), (h), (i) or (l) of this Clause 26.1 shall occur or be commenced in relation to any Group Company; or

         (n) if the Hirer, the Surety or either of the Corporate Guarantors are in breach of any other agreement with or obligation in favour of the group of companies of which the Owner forms part ("OWNER GROUP") for a period in excess of any applicable grace period under the terms of such agreement or obligation or (if none) for 14 days; or

         (o) if the Hirer, the Surety or either of the Corporate Guarantors dispose of all or a substantial part of their assets otherwise than for full consideration in money or money's worth payable at the time of such disposal and otherwise than to another Group Company, without the prior written consent of the Owner, whether such disposal is effected in one transaction or a series of transactions whether or not related; or

         (p)   If:

               (i) the Hirer, the Surety or either of the Corporate Guarantors or any other Group Company shall at any time reduce to a substantial extent the scale of its business now carried on by such companies respectively or if there shall be a substantial reduction in the scale on which the businesses now carried on by Group Companies (taken as a whole) are carried on in each case as compared with the scale on which the same is or are carried on at the date hereof; and

               (ii) the Owner acting reasonably shall certify that in its opinion in all the circumstances the risk to the Owner in connection with the Relevant Documents has materially increased; or

         (q) if after the date hereof and without the prior written consent of the Owner (such consent not to be unreasonably withheld or delayed) any of either of the Corporate Guarantors, the Surety or the Hirer or of any Subsidiary (directly or indirectly) of the Hirer ceases to be a wholly owned subsidiary of Eagle Geophysical Inc; or

         (r) if any judgment or order is made against any Group Company and is not stayed or complied with within seven days.

26.2     Hirer Administration Order

         If at any time an application by petition is presented to any Court under section 9 of the Insolvency Act 1986 for an administration order (or under any other law in any other jurisdiction for an order analogous to such an administration order) to be made against the Hirer, the Surety or either of the Corporate Guarantors:

         (a) the existence of circumstances giving rise to such application shall constitute the repudiation by the Hirer of this Agreement, which repudiation shall be deemed to have been immediately accepted by the Owner;

         (b) this Agreement shall forthwith terminate immediately without notice;

         (c)   the Hirer shall no longer be entitled to possession of the Ship;

         provided always that such termination shall not affect any rights the Owner may have against the Hirer arising hereunder on or before such termination or at common law.

27       OWNER'S RIGHTS FOLLOWING A TERMINATION EVENT

27.1     Termination Rights and Payments

         At any time after the repudiation of this Agreement by the Hirer, including the occurrence of any Termination Event (and provided that the same is continuing) the Owner may, by notice to the Hirer, accept such repudiation and immediately terminate the Hire Period (whereupon, the Hirer agrees and acknowledges, the Hirer's right, title and interest in and to the Ship and to possess and operate the Ship, shall terminate) and retake possession of the Ship, the Owner agreeing, in such circumstances, that (provided that the seaworthiness of the Ship is not thereby impaired nor the value of the Ship thereby materially diminished nor the specification or structure of the Ship thereby materially altered) the Hirer may first remove or that the Owner will at the Hirer's cost and expense remove and deliver to the Hirer, or to whomsoever else may be entitled thereto, any equipment belonging to the Hirer installed in or on the Ship, and the Hirer agrees that the Owner may for this purpose enter upon any premises belonging to or in the occupation or under the control of the Hirer where the Ship or any part thereof may be located and the Hirer shall pay to the Owner forthwith upon such termination such sum as shall equal the aggregate of:

         (a) all amounts due under this Agreement and any of the other Hirer's Documents as shall be payable and remain outstanding including, without prejudice to the generality of the foregoing, all amounts due to the Owner under clause 32.2 and 32.3;

         (b) all losses incurred by the Owner in connection with such termination including, without prejudice to the generality of the foregoing, all costs and expenses so incurred in recovering possession of the Ship, and in carrying out any works or modifications required;

         and the Hirer shall also pay to the Owner forthwith upon such termination by way of agreed compensation and not as a penalty the amount of the Termination Sum as at the date of termination.

28       NOTICES

28.1 Every notice, request, demand or other communication under this Agreement shall:

         (a) be in writing delivered personally or by prepaid first class letter or facsimile transmission (confirmed in the case of a facsimile transmission by prepaid first class letter sent within 24 hours of despatch but so that the non-receipt of such confirmation shall not affect in any way the validity of the facsimile transmission in question);

         (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a facsimile transmission, at the time of despatch with confirmation that the communication was well received (provided that, in the case of a facsimile transmission, if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day) and in the case of a letter, when delivered personally or three (3) days after being put in the post;

         (c)   be sent:

               (1)   to the Owner to: British Linen Shipping Limited

                     4, Melville Street
                     Edinburgh EH3 7NS
                     Scotland

                     Fax:             0131 243 8423

                     (Attention:     Managing Director / The Company Secretary)

               (2)   to the Hirer to: Horizon Exploration Limited

                     Horizon House
                     1 Suffolk Way
                     Sevenoaks
                     Kent  TN13 1YL
                     England

                     Fax:             01732 742977

                     (Attention:     Neil Campbell)

               (3)   to the Surety to:Eagle Geophysical Offshore Inc

                     50 Briar Hollow West
                     6th Floor
                     Houston
                     Texas  77027
                     United States of America

                     Fax:             001 713 881 2853

                     (Attention:     Chief Financial Officer)

               or to such other address or facsimile number as is notified by one party to the other under this Agreement .

29       LIENS AND INDEMNITIES

29.1     No Authority to impose Liens

         Neither the Hirer nor the Master of the Ship shall have any right power or authority to create incur or permit to be imposed upon the Ship any liens whatsoever except for Permitted Liens. The Hirer agrees to carry a properly certified copy of this Agreement with the Vessel's papers and to exhibit the same to any person having business with the Vessel which might give rise to any lien thereon other than Permitted Liens.

         The Hirer further agrees to fasten to the Ship in a conspicuous place and to keep so fastened during the Hire Period a notice reading as follows:

               "This Ship is the property of and is registered in the name of British Linen Shipping Limited. It is under demise charter to Horizon Exploration Limited and, by the terms of the charter, neither the charterer nor the Master nor any servant or agent thereof has any right, power or authority whatsoever to contract on behalf of the Owner or to pledge the Owner's credit or to involve the Owner in any liability whatsoever or to create, incur, or permit to be imposed on the Ship any lien whatsoever except for general average, crews' wages and salvage"

         or in such other form as the Owner may require from time to time.

         The Hirer shall not remove or, cover up such notice, and will not place or permit to be placed any other notice (affecting the ownership of the Ship or otherwise relating to the rights of the Owner and dealing with the rights of any person other than the Owner in or on the Ship or any part thereof) without prior written consent of the Owner such consent not to be unreasonably withheld so long as the same is not inconsistent with the rights of the Owner of the Ship.

         The Hirer agrees to give written instructions with regard to the foregoing matters to the Master of the Vessel, such instructions to be in such terms as may from time to time be required by the Owner.

29.2     Release from Arrest: Owner's Vessels

         If the Ship or any other vessel for the time being owned (in whole or in part) by or chartered to the Owner shall at any time have a writ or libel filed against it or be arrested, attached or levied upon pursuant to any legal process or purported legal process or be detained in exercise or purported exercise of any lien or claim of whatsoever nature, whether arising out of the use or operation of the Ship or out of the use or operation of any other vessel owned by or chartered to the Hirer or any other company associated with, the Hirer or its subsidiaries or associated companies or otherwise by reason of the act or omission of any of the aforesaid persons, the Hirer shall forthwith upon receiving notice thereof at its expense procure the release of the Ship or such other vessel (as the case may require) from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel by providing bail or procuring the provision of security or otherwise as the circumstances may require and the Hirer shall be responsible for discharging each and every liability in connection with any such process, claim, lien or other action. Without prejudice to the generality of the other indemnities contained in this Agreement or any of the other Hirer's Documents, should any other vessel owned by the Owner and chartered by it otherwise than to the Hirer be arrested, detained, attached or levied upon or be the subject of a writ or libel in such circumstances, the Hirer shall indemnify the

         Owner against all claims made on the Owner by the charterers of such other vessel in connection with such arrest, detention, attachment, levy, writ or libel.

30       ASSIGNMENT AND SALE OF SHIP

30.1     Assignment by Hirer

         The Hirer may not assign or transfer any of its rights or obligations under this Agreement or any of the other Hirer's Documents without the prior written consent of the Owner.

30.2     Assignment by the Owner

         The Owner may not, other than to a financial institution, assign or transfer any of its rights or obligations under this Agreement or any of the other Hirer's Documents without the prior written consent of the Hirer, which consent shall not be unreasonably withheld.

30.3     Sale of Ship

         During the Hire Period the Owner shall not sell, transfer, assign or otherwise dispose of the legal title to, or beneficial interest in, the Ship, or agree to do so, save as expressly contemplated by the provisions of this Agreement.

31       TRANSFER OF OWNERSHIP

31.1     Purchase Agreement

         The Hirer shall, subject to clauses 4.2, 23.2(a) and 27.1, have an option to purchase the Ship or nominate a purchaser of the Ship upon expiry of the Hire Period at the Purchase Price in accordance with the terms of this Agreement (the "OPTION") and shall be entitled to exercise the Option by giving not less than thirty (30) days notice in writing to the Owner prior to the expiry of the Hire Period indicating its intention to exercise the Option provided that in the event that the Hirer shall nominate a purchaser of the Ship, the Hirer shall as against the Owner continue to remain liable for the payment of the Purchase Price. The right of the Hirer to exercise the Option shall however be subject to payment by the Hirer of all other amounts owing by or accrued due from the Hirer under this Agreement and the other Hirer's Documents.

31.2     As is where is

         In the event that the Hirer or nominated purchaser of the Ship elects to purchase the Ship in accordance with clause 31.1 the Ship will be transferred to the Hirer or its nominee in the condition and at the place or places in which it and the items comprising the same are on the date of transfer, subject to any sub-charter or other agreement relating thereto which may be in force on the date of transfer and subject to any Encumbrances on the Ship other than any Encumbrances created by the Owner.

31.3     Exclusion Clause

         Other than as referred to in this clause 31.3, the Owner makes and will make no warranties, guarantees or representations of any kind, express or implied, statutory or otherwise, with regard to the Ship including, but not limited to the seaworthiness and condition of the Ship, and the Hirer or its nominee in the event of its purchase of the Ship agrees to waive all remedies, warranties, representations, guarantees, express or implied arising by law or otherwise, including without limitation any obligation of the Owner with respect to fitness for any purpose merchantability or consequential damages. The Owner warrants that, subject to any provisions of any sub-charter on the date of transfer of the Ship to the Hirer or its nominee pursuant to clause 31.1 (the "TRANSFER DATE"), there shall be vested in the Owner such title to the Ship as was acquired by the Owner on the Delivery Date and that the Ship will (provided that the amounts referred to in clause 31.1 have been paid in full) be free and clear of all Encumbrances created by the Owner.

31.4     Transfer of Title

         Concurrently with the payment by the Hirer to the Owner of (i) the sum referred to in clause 31.1 and (ii) all other amounts owing by or accrued due from the Hirer under this Agreement and/or any of the other Hirer's Documents and provided the Hirer has fully indemnified the Owner against all and any liabilities or Taxes related to the sale of the Ship, the Owner shall (subject as hereinafter provided) pass to the Hirer all of the Owner's rights, title and interest in and to the Ship (subject to any sub-charter or other agreement relating to the Ship which may be in force on the Transfer Date and subject to any Encumbrances on the Ship other than any Encumbrances created by the Owner) by executing a bill of sale in respect of the Ship in favour of the Hirer or its nominee and shall, at the Hirer's request and the Hirer's cost, render to the Hirer all such assistance as the Hirer may reasonably request in connection with the transfer of title to the Hirer or its nominee of the Ship, free from any Encumbrance created by the Owner. Provided however that the Owner's obligation to pass such title to the Hirer or its nominee shall not be deemed to include an obligation on the Owner to deliver to the Hirer on the Transfer Date or at all, possession of the Ship and/or any items comprising the same if the Ship and/or any such items shall not be in the possession of the Owner on the Transfer Date.

31.5     Redelivery Procedure and Condition

         In the event that the Hirer does not purchase the Ship pursuant to the provisions of clause 31.1 the Hirer shall at the end of the Hire Period re-deliver the Ship to the Owner charter free and free of all Encumbrances, and the Owner shall accept such re-delivery, at a safe port to be mutually agreed between the parties or, in the absence of such agreement, at such nearby safe port in the United Kingdom as the Owner may require. Subject to any agreement of the Owner and the Hirer to the contrary, the Hirer shall at its expense before such re-delivery make all such repairs and do all such work as may be necessary so that the Ship at the date of re-delivery shall have installed the Equipment and other machinery installed on the Ship at Delivery or replacements for the same made in accordance with the provisions of this Agreement, shall maintain the Classification unexpired and shall be in as good structural, state and condition as at Delivery, fair wear and tear and changes and alterations properly made by the Hirer as permitted under this Agreement excepted.

32       INCREASED COSTS, FUNDING PROBLEMS AND ILLEGALITY

32.1 If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority taking effect after the date of this Agreement which is binding upon the Owner or as the case may be its holding company in the jurisdiction in which it is formed or in which any action is required to be performed by it for the purposes of this Agreement or if compliance by the Owner or as the case may be its holding company with any direction, request or requirement (whether or not having the force of law) of any monetary agency, central bank or competent governmental or other authority shall:

         (a) subject the Owner or as the case may be its holding company to Taxes or change the basis of Taxation of the Owner with respect to any payment under any of the Relevant Documents (other than in the case of Taxes or Taxation which are the subject of an indemnity from the Hirer to the Owner under clause 10 and other than Taxes relating to the income and capital gains of the Owner); or

         (b) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Owner or its holding company as the case may be; or

         (c) impose on the Owner any other condition with respect to any of the Relevant Documents or its obligations under any of the Relevant Documents and, as a result of any of the foregoing, the cost to the Owner of funding, financing or re-financing its purchase of the Ship or of owning the Ship or chartering the Ship to the Hirer under this Agreement is increased or the amount payable or the effective return to the Owner under this Agreement is reduced or the Owner makes a payment or foregoes a return on or calculated by reference to any amount payable to it under this Agreement (other than as provided in (a) above), then and in each such case the Owner shall as soon as practicable after becoming aware of the same notify the Hirer of the circumstances thereof and the Hirer shall pay to the Owner on demand the amount which the Owner specifies (in a certificate setting forth the basis of the computation of such amount) is required to compensate the Owner for such increased cost, reduced return, payment or foregone return.

         Any demand under clause 32.1 may be made at any time whether or not the Hire Period shall have terminated or expired. For the purposes of this clause 32.1

         "holding company" has the meaning ascribed to it in section 736 of the Companies Act, 1985.

32.2 If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon the Owner in the jurisdiction in which it is formed or in which any action is required to be performed by it for the purposes of any of the Hirer's Documents (whether or not in force before the date of this Agreement) renders it unlawful for the Owner to continue to charter the Ship to the Hirer under this Agreement then the Owner shall promptly inform the Hirer and the Owner shall be entitled by written notice to the Hirer to terminate the Hire Period. Upon such termination the Hirer shall complete the purchase of the Ship on the terms set out in clause 31.1 save that the price shall equal the aggregate of the Termination Sum and all other amounts then due and owing to the Owner under this Agreement.

32.3 If any payment becomes due to the Owner under clause 4.2, 23.2(a) or 27.1, the Hirer shall promptly pay to the Owner the amount which the Owner specifies is required to compensate the Owner for any loss (including loss of profit) or expense which the Owner shall certify as sustained or incurred by it as a consequence of the operation of clause 4.2, 23.2(a) or 27.1 (as the case may be) including (but not limited to) any loss or expense sustained or incurred in terminating any arrangements for the provision of fixed rate funding to the Owner for the purposes of making the Ship available to the Hirer for the whole or part of the Hire Term.

33       MISCELLANEOUS

33.1     Variations

         The terms and conditions of this Agreement and the other Hirer's Documents shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the Owner and the Hirer and the Surety.

33.2     Waivers

         No failure or delay on the part of the Owner in exercising any right, power or remedy under this Agreement or any of the other Hirer's Documents shall operate as a waiver thereof nor shall any single or partial exercise by the Owner of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

33.3     Remedies Cumulative

         The remedies provided in this Agreement or any of the other Hirer's Documents are cumulative and are not exclusive of any remedies provided by law.

33.4     Time of the Essence

         Subject to the periods of grace referred to in clause 26, time shall be of the essence as regards the performance by the Hirer and the Surety of its obligations under this Agreement and the other Hirer's Documents.

33.5     General Average

         All rights and liabilities in respect of the Ship by way of general average shall be for the account of the Hirer.

33.6     Partial Illegality

         If any term or provision of this Agreement or any of the other Hirer's Documents or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement and the other Hirer's Documents and application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall not be affected thereby and each term and provision of this Agreement and the other Hirer's Documents shall be valid and be enforceable to the fullest extent permitted by law.

33.7     Set-off

         The Hirer authorises the Owner without prejudice to any of the Owner's rights of set-off at law, in equity or otherwise, at any time and without notice to the Hirer to set off or withhold from any sum or sums expressed in this Agreement or one of the other Hirer's Documents to be payable to the Hirer by the Owner any amount due and payable to the Owner from the Hirer under this Agreement or any of the other Hirer's Documents. For any such purpose the Owner is authorised to purchase with the sums which would but for this clause 33.7 be so payable to the Hirer, such other currencies as may be necessary to effect such set off or withholding. The Owner shall not be obliged to exercise any right given to it by this clause 33.7. The Owner shall notify the Hirer forthwith upon the exercise or purported exercise of any right of set-off or withholding full details in relation thereto.

33.8     Further Assurance

         The Hirer and the Surety undertakes that it will at its expense execute, sign, perfect and do any and every such further assurance, document, act or thing as in the reasonable opinion of the Owner may be necessary or desirable to carry out the purpose of this Agreement or any of the other Hirer's Documents or protect or enforce any right of the Owner hereunder or thereunder or the title of the Owner in the Ship.

33.9     Counterparts

         This Agreement may be entered into in the form of three counterparts, each executed by one of the parties, and, provided both the parties shall so enter into this Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

33.10    Conflicts

         In the event of any conflict between this Agreement and any of the other Hirer's Documents the provisions of this Agreement shall prevail.

34       LAW AND JURISDICTION

34.1     Law

         This Agreement is governed by and shall be construed in accordance with English law.

34.2     Jurisdiction

         For the benefit of the Owner each of the Hirer and the Surety irrevocably agrees that any legal action or proceedings in connection with this Agreement may be brought in the English courts or in the courts of any other country chosen by the Owner each of which shall have the jurisdiction to settle any dispute arising out of or in connection with this Agreement. The Surety hereby irrevocably and unconditionally submits to the jurisdiction of the English courts and the courts of any country chosen by the Owner and irrevocably designates, appoints and empowers the Hirer to receive for it and on its behalf service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Agreement. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the Owner's right to take proceedings against the Hirer or the Surety in any other court of competent jurisdiction nor shall the taking of proceedings in any one jurisdiction or more preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

          IN WITNESS whereof the parties hereto have entered into this Agreement the day and year first above mentioned.

SIGNED by John N. Coppard                             )
the duly authorised Attorney of BRITISH               )
LINEN SHIPPING LIMITED pursuant to a                  )
power of attorney dated 30 March 1998                 )  /s/ JOHN COPPARD
in the presence of:                                   )
         /s/ HUGO COETZEE                             )  Attorney-in-Fact
-----------------------------------------------



Witness

Name:        Hugo Coetzee

Address:     Camomille Street London EC3A

Occupation:  Solicitor







SIGNED by                                             )
on behalf of                                          )  /s/ G. M. HARRISON
HORIZON EXPLORATION                                   )
LIMITED                                               )




SIGNED by                                             )
on behalf of                                          )  /s/ G. M. HARRISON
EAGLE GEOPHYSICAL                                     )
OFFSHORE INC.                                         )